Exhibit 6.5

LEASE DOCUMENT: September 13, 2019

RIVERWALK CROSSING

MUSCOGEE CREEK NATION,

By and Through

ONEFIRE HOLDING COMPANY, L.L.C.

“LANDLORD”

AND

GOLFSUITES TULSA, LLC

“TENANT”

THE SUBMISSION OF THIS LEASE AGREEMENT FOR EXAMINATION DOES NOT CONSTITUTE A RESERVATION OF OR OPTION FOR THE LEASED PREMISES AND THIS LEASE AGREEMENT BECOMES EFFECTIVE AS A LEASE, ONLY UPON EXECUTION AND DELIVERY THEREOF BY LANDLORD AND TENANT.

INDEX TO LEASE AGREEMENT FOR RIVERWALK CROSSING

EXHIBIT “A” Survey of Premises

EXHIBIT “B” Site Plan

EXHIBIT “C” Rules and Regulations for the Riverwalk Crossing

EXHIBIT “D” Tenant’s Certificate

EXHIBIT “D1” Landlord’s Certificate

EXHIBIT “E” Landlord’s Disclosures

LEASE AGREEMENT

FOR

RIVERWALK CROSSING

This Lease Agreement (the “Lease”) is made as of the 13th day of September, 2019 (the “Effective Date”), between Onefire Holding Company, LLC (“Landlord”), an independent business enterprise of the Muscogee (Creek) Nation (the “Nation”), for and as agent on behalf of the Muscogee (Creek) Nation, and GolfSuites Tulsa, LLC, an Oklahoma limited liability company, (the “Tenant”). Landlord and Tenant are collectively the “Parties” to this Lease.

R E C I T A L S

A.	Landlord, Nation and Origin, LLC (“Origin”) previously entered into various agreements with respect to the Premises, including that certain lease agreement dated February 5, 2015 (the “Origin Lease”) and that certain extension and transition agreement dated May 20, 2019 (the “Origin Transition Agreement”).

B.	This Lease is expressly made contingent upon (i) the termination of the Origin Lease; and (ii) Tenant and Origin entering into various agreements pursuant to which Tenant will acquire the furniture, fixtures and equipment (“FF&E”) owned or used by Origin with respect to its operations from the Premises; and the stock of ABC Beverage, Inc., which is an affiliate of Origin and holds the liquor license for operations of the Premises, all of which shall be on terms and conditions which Tenant approves in its sole discretion (collectively, the “Conditions Precedent”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereby agree as follows:

Article 1 - Certain Basic Definitions and Provisions.

1.01       “Premises” – The building located at 600 Riverwalk Terrace in the City of Jenks, County of Tulsa, State of Oklahoma consisting of approximately 53,102 rentable square feet, more or less (the “Building”) together with the land upon which the Building is constructed (the “Land”), and the driving range (the “Range”) all as more particularly described on Exhibit “A” hereto (the Building, the Land, and the Range hereinafter referred to as the “Premises”). The Building may be renovated by Tenant pursuant to Article 6, herein below.

1.02       “Property Manager” – Landlord, or such other person or entity as may be designated by Landlord in the exercise of its reasonable business judgment, provided; however, any such person or entity designated by Landlord shall have substantial experience with management of first class, mixed use, regional developments.

1.03       “Permitted Use” – Tenant’s use of the Premises shall be for operation of a golf entertainment facility, sports bar, and full service restaurant and shall be further defined and governed by Article 7 of this Lease.

1.04       “Initial Term” – The Initial Term of this Lease shall be Twenty-Five (25) years as defined in Article 3 of this Lease.

1.05       “Base Rent” – Initial Base Rent is $30,000.00 per month which, if applicable, is payable on the 1st day of each month per Article 4 and Base Rent shall be defined and adjusted during the Initial Term of this Lease, and any extensions of this Lease, as set forth in Article 4.

1.06       “Rent” – Rent is the sum of Base Rent, Percentage Rent and the Additional Rent as defined in Article 4.

1.07       “Percentage Rent” – Percentage Rent shall be one half of Net Revenue and is payable on the 1st day of each month as set forth in Article 4.

1.08       “Revenue from the Premises” – The Revenue from the Premises consists of all revenues derived from the operation of the Premises for the Permitted use, exclusive of proceeds derived from a sale, condemnation, financing, insurance settlement or other transaction that is capital in nature.

1.09       “Expenses Associated with the Premises” – The Expenses Associated with the Premises will include all expenditures of any kind with respect to the Premises and the operations therefrom incurred or associated with respect to the Permitted Use, expressly including the Rent and Additional Rent (which includes the Operating Expenses directly attributable to the Premises, Tenant’s Proportionate Share of Common Area Expenses, Taxes and Common Area Taxes and other amounts described herein), all cost of goods sold, cost of improvements and betterments paid for by Tenant, repair and maintenance expenses (except those repair and maintenance expenses resulting from Tenant negligence), salaries, advertising expenses professional fees and the like.

1.10       “Net Revenue” – Net Revenue shall equal the Revenue from the Premises, less the Expenses Associated with the Premises, less an amount equal to the Monthly Base Rent for the month in question (the “Catch Up Payment”).

1.11       “Lease Year” – For purposes of notices, renewals and reviews, the “Lease Year” shall mean each twelve-month period beginning October 1, 2019, and shall be unaffected by the actual Commencement Date, whether occurring before or after October 1, 2019.

1.12       “Lease Month” – A Lease Month is a full calendar month during the term of the Lease, beginning the first day of said month. The first Lease Month under this Lease shall begin October 1, 2019.

1.13       “Commencement Date” – The Commencement Date shall be the later of (i) September 26, 2019; or (ii) upon Tenant opening for business, or (iii) the Tenant’s receipt of any and all Governmental Approvals.

1.14       “Governmental Approvals” – The term Governmental Approvals includes, but shall not be limited to, all licenses required to sell alcoholic beverages, any special use permit required for the Permitted Use, and all necessary permits from the City of Jenks.

1.15       Unless otherwise limited by specific language in this Lease, Property Manager shall have all powers, rights, duties and responsibilities afforded to the Landlord under the terms of this Lease, including but not limited to enforcing provisions of the Lease and establishing and collecting Rent (hereinafter defined). Landlord agrees that any notice permitted or required of Tenant hereunder shall be properly made if given to Property Manager pursuant to Article 26.

Article 2 - Leased Premises, Parking and Common Areas

2.01       Premises; Common Areas. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises identified in paragraph 1.01. The Premises, the Common Areas, as defined in paragraph 2.03, the land upon which the Common Areas are located, along with all other buildings and improvements thereon or thereunder, or which may be constructed, are herein collectively referred to as “Riverwalk Crossing,” (See Site Plan, attached hereto as Exhibit “B”).

2.02       Vehicle Parking. So long as Tenant is not in default, subject to Tenant’s right to cure, and subject to the Rules and Regulations (as defined in paragraph 2.04), Tenant shall be entitled to nonexclusive use of all parking areas in the Riverwalk Crossing for its Invitees, as defined in paragraph 2.04 (the “Non-Exclusive Parking”). Landlord hereby covenants and warrants that the Premises includes and shall include, at all times during the Initial Term (as same may be extended hereunder), sufficient parking to comply with all ordinances or other laws governing minimum parking requirements relative to the Permitted Use (hereinafter defined).

2.03       Common Areas Defined. The term “Common Areas” is defined as all areas and facilities outside the Premises and excludes all buildings and land under such buildings situated on the Riverwalk Crossing but includes other land and other facilities within the exterior boundary line of the Riverwalk Crossing that are provided and designated by the Landlord for common use by Tenant and other tenants within the Riverwalk Crossing and their respective Invitees from time to time, in the exercise of its reasonable discretion. The Parties agree that Tenant shall never be required to fund any capital improvements, additions in the Common Areas, which areas are for the general non-exclusive use of Landlord, Tenant and other lessees of the Riverwalk Crossing and their Invitees. As used in this Lease, the term “Invitees” means the employees, visitors, suppliers, shippers, licensees, and customers of Landlord, Tenant and other lessees of the Riverwalk Crossing. The Common Areas include, but are not limited to, common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas, roofs and decorative walls.

2.04       License to Use Common Areas; Rules and Regulations. Landlord grants Tenant and its Invitees a non-exclusive license for the Initial Term (as defined in paragraph 3.01 and as may be extended) to use the Common Areas in common with others entitled to use the Common Areas, subject to the terms and conditions of this Lease. Tenant agrees to abide by and conform to this Lease and the Rules and Regulations, attached hereto as Exhibit “C,” with respect to the Riverwalk Crossing and Common Areas, and to use commercially reasonable efforts to cause its Invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said Rules and Regulations in the exercise of Landlord’s reasonable judgment, provided such modifications or amendments shall not materially interfere with Tenant’s use of the Premises or its rights hereunder and provided further that Tenant is provided prior written notice and approval of any modifications or amendments to the Rules and Regulations.

2.05       Common Areas Changes. Landlord shall have the right, in Landlord’s reasonable discretion, from time to time, to do the following, subject in all events that such actions or inactions by Landlord do not materially interfere with Tenant’s use of the Premises or enlarge its obligations hereunder:

(a)       To establish, amend and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of such Common Areas;

(b)       To make changes to the Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to lobbies, windows, stairways and stairwells, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways, art and decorations;

(c)       To operate and maintain the Common Areas and, upon not less than ten (10) days prior written notice to Tenant (except in the case of an emergency, and then such notice to Tenant as is reasonable) to temporarily close any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remain available to Tenant and its Invitees unless access is prevented by unforeseen occurrences beyond Landlord’s control;

(d)       To designate other land and improvements outside the present or future boundaries of the Riverwalk Crossing to be part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Riverwalk Crossing;

(e)       To add improvements to the Common Areas provided that they are for the non-exclusive use of Tenant and other tenants within Riverwalk Crossing and their respective Invitees;

(f)       To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Riverwalk Crossing or any portion thereof;

(g)       To use the Common Areas and Riverwalk Crossing, excluding the Premises, for advertising, promotional, or seasonal celebration of any kind, or any other entertainment purposes; and

(h)       To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Riverwalk Crossing, excluding the Premises and other buildings within Riverwalk Crossing, as Landlord may, in the exercise of sound business judgment deem to be appropriate.

Article 3 - Term.

3.01       Lease Term and Commencement Date.

(a)       The Initial Term of this Lease shall be Twenty-Five (25) years, as specified in paragraph 1.04 of the Lease, and shall commence October 1, 2019, regardless of the Commencement Date.

(b)       Landlord shall use all reasonable efforts to assist Tenant with, or as may be required, apply for in its own name, any and all Governmental Approvals necessary to facilitate the earliest possible Commencement Date.

(c)       The Initial Term and any Extension Term (as defined in paragraph 3.05), are each collectively referred to hereafter interchangeably as the “Lease Term” or the “Term.”

(d)       In the event that the Lease has been executed by Landlord and Tenant on or before, September 10, 2019, and provided that all Conditions Precedent have been satisfied and Tenant has obtained all Governmental Approvals, Tenant will be required to open and operate as a fully stocked and operating golf entertainment establishment on September 26, 2019, Notwithstanding the foregoing, if, because of any action of Landlord, all Conditions Precedent have not been satisfied or Tenant has not received all Governmental Approvals on or before October 26, 2019, Tenant shall have the right and option, in the exercise of its sole and absolute discretion, to terminate this Lease by providing written notice to Landlord (the “Termination Option”). If Tenant elects to exercise its Termination Option, neither party shall have any further rights or obligations under the Lease. Without limiting the foregoing, should Tenant exercise its Termination Option, Tenant shall in no event be responsible for any costs incurred by Landlord hereunder for the Premises or otherwise. Tenant covenants that in connection with any cooperation of Landlord required under paragraph 3.01(a) above, it shall apply for or cause the any application for Governmental Approvals to be submitted as soon as possible.

(e)       The Initial Lease Term shall end at 11:59 p.m. Central Time on September 30, 2044, or such earlier date as this Lease may terminate as provided herein (the “Expiration Date”).

3.02       Delivery and Possession of the Premises. Possession of the Premises shall be delivered to Tenant no later than September 26, 2019.

3.03       Early possession. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to the prior written approval of Landlord.

3.04       Promptly upon delivery of the Premises, Landlord and Tenant shall deliver to one another, and both Parties shall execute and deliver to each other, the Tenant and Landlord Certificates in the forms of Exhibit “D” and Exhibit “Dl”, attached hereto.

3.05       Option to Renew. The Tenant is hereby granted options to extend the Initial Term for two (2) additional terms (each and collectively, the “Extension Term”). The first Extension Term shall be for a period of ten (10) years. The second Extension Term shall be for a period of Ten (10) years. Each year is defined as twelve (12) consecutive-month periods to begin immediately upon the expiration of the Initial Term with respect to the first Extension Term and immediately upon the expiration of the first Extension Term with respect to the second Extension Term upon the same terms, provisions and conditions as contained in this Lease and Base Rent for the Premises shall be defined and adjusted as set forth in Article 4 of this Lease. Tenant’s right to exercise any such option to extend hereunder shall, at the time of each and every exercise of such option, be subject to the following conditions (1) that Tenant shall not be in default at the time of exercise of such option or upon the commencement thereof, subject to Tenant’s right to cure hereunder; (2) there has been no change from the Permitted Use (as defined in Article 7 below); and (3) notice of exercise of any option to extend shall be in writing to Landlord and Property Manager, as required by Article 26, and shall be given not later than April 1, 2044, for the first such Extension Term, and not later than April 3, 2054, for the second such Extension Term.

3.06       Tenant’s Investigation.

EXCEPT AS OTHERWISE PROVIDED FOR IN THIS LEASE, LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE CONDITION OF THE PREMISES, THE BUILDING, OR THE LAND, THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, SUITABILITY, OR FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION, OR DURABILITY, OR THE QUALITY OF THE MATERIAL OR CONDITION, OR DURABILITY, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN THE BUILDING OR THE PREMISES. ALL RISKS INCIDENT TO THOSE MATTERS WILL BE BORNE BY TENANT. EXCEPT AS PROVIDED HEREIN, LANDLORD WILL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT TO ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PREMISES OR ANY PORTION OF THE PREMISES, WHETHER PATENT OR LATENT. THE PROVISIONS OF THIS SECTION 3.06 ARE A PRINCIPAL INCENTIVE FOR LANDLORD TO ENTER INTO THIS LEASE AND, EXCEPT AS PROVIDED HEREIN, HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY PORTION OF THE PREMISES, WHETHER ARISING UNDER APPLICABLE LAW NOW IN EFFECT OR IN EFFECT AFTER THE DATE OF THIS LEASE.

3.07       Landlord Representations and Warranties. In addition to and in no way limiting those representations and warranties made is Section 7.06, Article 27 and elsewhere in this Lease and notwithstanding the Tenant’s investigations, Landlord hereby represents and warrants to Tenant as follows as of the date hereof;

(a)       Except as may be disclosed on Exhibit “E”, Landlord has not received any written notice that any portion of the Premises is unfit for the Permitted Use or that there exists any defect in the design, workmanship or suitability thereof and Landlord is not aware of any such adverse conditions, whether latent or patent.

(b)       There is no delinquent tax or any actual or threatened assessment of deficiency or additional tax or other governmental charge, and Landlord is unaware of a basis for such a claim with respect to the Premises. There are no tax liens on the Premises other than liens for real property taxes that are not yet delinquent.

(c)       No assessments, defaults or claims related to the Riverwalk Crossing or the Common Areas or any other assessments, defaults or claims for public improvements have been made against the Premises or the Common Areas of Riverwalk Crossing which remain due and unpaid.

(d)       All bills and claims for labor performed and services and materials furnished for the Premises are or will be timely paid in full and the Premises is or will be as of the Commencement Date free from mechanic’s or materialman’s liens.

(e)       All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available to the Premises.

(f)       Except as may be disclosed on Exhibit “E”, Landlord is unaware of any issue that would cause either the Premises or Common Areas of Riverwalk Crossing to be in violation of any law, ordinance, regulation or governmental requirement, including, without limitation, matters relating to zoning or use of the Premises for its intended purposes, nor with respect to construction, fire protection, building code, health code, traffic, flood control or fire safety.

(g)       Neither the Premises or Common Areas of Riverwalk Crossing are subject to any pending or threatened taking as such term is defined herein.

(h)       Tenants of Riverwalk Crossing are obligated to and regularly remit their respective proportionate shares of Common Area Operating Expenses, as applicable, and except for the terminated lease with Origin, there are no outstanding disputes with respect to the payment of Common Area Operating Expenses or with respect to the Common Areas.

(i)       As of the Commencement Date, there are no known outstanding claims by Origin, any of its affiliates, creditors, vendors or other related parties in connection with the Premises and Landlord will indemnify and hold Tenant harmless from any and all such claims, except for Origin’s claims related to Tenant’s gross negligence, willful misconduct, or breach of agreements between Origin and Tenant.

Article 4 - Rent.

4.01       Rent. Rent shall be the sum of the Base Rent, the Percentage Rent and the Additional Rent, all as defined and calculated in paragraphs 4.02, 4.03 and 4.04. The payment of Rent shall begin January 1, 2020, it being recognized and agreed that Tenant shall have three (3) Lease Months of Rent abatement. Rent shall be payable in lawful money of the United States on the first day of each Lease Month to Landlord, or to such other person, account or address as Landlord may specify by written notice to Tenant from time to time, without any prior notice of demand therefor and without deduction or offset, except as otherwise provided in this Lease. All Rent payable to Landlord shall be delivered to the Property Manager whose mailing address is 300 Riverwalk Terrace, Suite 280, Jenks, OK 74037, or such other location as may be determined by Property Manager.

4.02       Base Rent. Tenant’s Base Rent is and shall be determined in accordance with the following schedule:

	Lease Years	$/Sq. Ft.	Annual Base Rent	Monthly Base Rent
Initial Term	1	6.78	$270,000	$30,000
	2-5	6.78	$360,000	$30,000
	6-10	7.91	$420,000	$35,000
	11-15	9.04	$480,000	$40,000
	16-20	10.17	$540,000	$45,000
	21-25	11.30	$600,000	$50,000
First Extension Term:	26-30	12.42	$660,000	$55,000
	31-35	13.56	$720,000	$60,000
Second Extension Term	36-40	14.09	$780,000	$65,000
	41-45	15.82	$840,000	$70,000

4.03       Percentage Rent. Tenant’s Percentage Rent is and shall be determined in accordance with the following:

a.       Percentage Rent shall be Fifty Percent (50%) of Net Revenue, computed on a cash basis in arrears based on Net Revenue for the month which is two months preceding the date on which the Percentage Rent is due and payable as follows:

Rent Due Date	Net Revenue Basis Month
January 1	November
February 1	December
March 1	January
April 1	February
May 1	March
June 1	April
July 1	May
August 1	June
September 1	July
October 1	August
November 1	September
December 1	October

b.       Percentage Rent shall be payable beginning March 1, 2020 (for the Net Revenue Basis month of January 2020), and monthly thereafter for the duration of this Lease. Notwithstanding anything in this Lease to the contrary, Percentage Rent for any month during the Lease Term will never exceed and shall be capped at 2.0 times the monthly Base Rent in effect for such month during the Lease Term. For clarification, the following table shows the monthly Base Rent, the maximum Percentage Rent capped at the 2.0 times Base Rent, and the total maximum Base Rent plus Percentage Rent during the Lease Term:

			Additional	Total monthly
		Monthly	Percentage Rent	maximum Base Rent
	Years	Base Rent	(up to amt)	+ Percentage Rent
Initial Term	Yrs 1-5	$30,000	$60,000	$90,000
	Yrs 6-10	$35,000	$70,000	$105,000
	Yrs 11-15	$40,000	$80,000	$120,000
	Yrs 16-20	$45,000	$90,000	$135,000
	Yrs 21-25	$50,000	$100,000	$150,000
First Extension	Yrs 26-30	$55,000	$110,000	$165,000
	Yrs 31-35	$60,000	$120,000	$180,000
Second Extension	Yrs 36-40	$65,000	$130,000	$195,000
	Yrs 41-45	$70,000	$140,000	$210,000

c.       Tenant shall provide Landlord with a detailed Monthly Statement showing Tenant’s computation of the Percentage Rent hereunder, complete with documentation showing payment of all expenses identified in the Monthly Statement, which Monthly Statement will be subject to Landlord’s review as provided in paragraph 4.08 below.

4.04       Additional Rent. “Additional Rent” is defined as Tenant’s Proportionate Share of Common Area Operating Expenses and Premises Operating Expenses, as those terms are hereinafter defined in Article 5 of this Lease, and any other sum due Landlord from Tenant under this Lease. Commencing on the Commencement Date, amounts payable by Tenant as Additional Rent herein will be payable as Rent (as defined in paragraph 4.01), without deduction or offset. In the case of any other sum due Landlord from Tenant under this Lease, such amount shall be due as Additional Rent with the next scheduled Rent payment, unless notice by Landlord to Tenant of such other amount due is received less than ten (10) days prior to the first day of the next calendar month, in which case such sum due Landlord shall be paid as Additional Rent on the first day of the subsequent calendar month. Landlord may charge Tenant late charges and interest as provided in paragraphs 4.06 and 4.07, respectively.

4.05       Proration. Base Rent and Additional Rent for any portion of a month during the Lease Term shall be prorated based on the number of days in such month.

4.06       Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or any other sum due Landlord from Tenant under this Lease, may cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of Rent or any other sum due Landlord from Tenant under this Lease shall not be received by Landlord within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall be obligated to pay to Landlord a late charge equal to five percent (5%) of such overdue amount, but not to exceed a maximum late charge permitted by applicable law. The Parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such a late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to any other default hereunder

4.07       Interest on Past Due Obligations. Any amount not paid by Tenant to Landlord when due shall bear interest from the day due at the prime rate plus six percent (6%) as published by the Wall Street Journal for commercial loans (or a successor publication selected by Landlord if such is no longer published), except that interest shall not be payable on any late charge and interest on any amount upon which a late charge is payable shall not commence to accrue until thirty (30) days after the date due and shall be payable as Additional Rent. Payment of interest shall not excuse or cure any other default by Tenant under this Lease.

4.08       Tenant’s Monthly Statements. Landlord and/or such independent certified public accountant as Landlord may designate shall have reasonable access, including online read only access, to inspect and examine the books and records of Tenant that relate to or have any bearing upon the Percentage Rent for the purpose of verifying the information in each Monthly Statement. The payment of any monthly Rent under this Article without such examination and inspection shall not be deemed a waiver of any error revealed by such examination and inspection for the preceding month for which payment shall have been made; provided, however, each Monthly Statement given by Tenant to Landlord pursuant to this Article shall be conclusive and binding upon Landlord unless within one hundred eighty (180) days after receipt of the Monthly Statement Landlord shall notify Tenant that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. Pending resolution of the dispute, Tenant shall pay the Percentage Rent in accordance with the statement but such payment shall be without prejudice to Landlord’s position. Any such dispute investigations shall be conducted (i) at Landlord’s sole cost and expense, (ii) at the place Tenant normally maintains such records, (ii) during Tenant’s normal business hours, and (iii) only after Landlord has given Tenant at least seven (7) days advance written notice. Landlord shall deliver to Tenant a copy of the results of such dispute within fifteen (15) days after its receipt by Landlord. No dispute investigation shall be conducted at any time that Landlord is in default, beyond any applicable cure period, of any of the provisions of this Lease.

(a)       If the dispute investigation is determined in Landlord’s favor, Tenant shall pay to Landlord any under payment of Percentage Rent; provided, however, if such underpayment is less than the amount actually due by more than five percent (5%), Tenant shall (i) pay all of Landlord’s reasonable and necessary third party costs and expenses associated with any audit and the dispute, and (ii) also pay interest to Landlord on the amount by which such underpayment is less than the actual amount due at the prime rate as published by the Wall Street Journal for commercial loans (or a successor publication selected by Tenant if such is no longer published). If resolution of the dispute indicates that Tenant overpaid, Landlord shall pay Tenant the amount of such overpayment within thirty (30) days of the date on which the dispute is resolved.

(b)       Landlord acknowledges and agrees that any records reviewed as provided above constitute confidential information of Tenant, which shall not be disclosed to anyone other than the persons performing the investigation, those with a reasonable need for such information to complete the investigation, and the principals of Landlord who receive the results of the investigation. Landlord further acknowledges and agrees that the disclosure of information to any other person, other than Landlord’s attorneys, accountants and auditors, and except as required to be disclosed by court order or by law, whether by Landlord or anyone acting on behalf of Landlord, shall constitute a breach of this Lease.

(c)       Tenant may not amend any Monthly Statement previously furnished to Landlord for any item of Percentage Rent from those shown in such Monthly Statement unless such amendment is made within one (1) year after Landlord’s receipt of the Monthly Statement.

Article 5 - Operating Expenses and Taxes.

5.01       Premises Operating Expenses. Unless paid directly under Section 10.02, Tenant shall pay as Additional Rent One-Hundred percent (100%) of the Operating Expenses attributable to the Premises. Premises Operating Expenses shall include the following:

(a)       Power, water, gas, electric, waste disposal, and other publicly mandated services attributable to the Premises; and

(b)       The real estate taxes levied or assessed for, upon or with respect to the Premises, by the federal, state, or local government, any service, user or license fees or taxes and the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

5.02       Common Area Operating Expenses. Tenant shall pay as Additional Rent its proportionate share of Common Area Operating Expenses. Tenant’s Proportionate Share of Common Area Operating Expenses shall initially be approximately twenty-eight and thirty-five hundredths (28.35%) which is the percentage arrived at by conversion of a fraction whose denominator is the number of rentable square feet of all rentable buildings and structures at the Riverwalk Crossing, (approximately 187,278 rentable square feet) and whose numerator is the number of rentable square feet in the Building (approximately 53,102 rentable square feet, but subject to final re-measurement). Tenant’s Proportionate Share as herein set forth is estimated as of the Effective Date and shall be adjusted as provided in this Lease and from time to time to reflect building improvements which participate in such Common Area Operating Expenses. Provided, however, the Parties agree that Tenant’s obligation to fund Common Area Operating Expenses for the first lease year following the Commencement Date shall not exceed $1.50 x the rentable square footage of the Building ($1.50 x 53,102 rsf). Thereafter, Tenant’s obligation to fund its proportionate share of Common Area Operating Expenses shall be capped at a ten percent (10%) increase on an annual basis. Except as provided otherwise in paragraphs 5.03 and 5.04, those expenses incurred by Landlord for Common Area Operating Expenses, with respect to the management, repair, replacement, operation and maintenance of the Common Areas within Riverwalk Crossing, consist of:

(a)       Power, water, gas, electric, waste disposal, and other publicly mandated services;

(b)       Rent loss, business interruption, casualty, liability, fidelity insurance and any other necessary insurance that is reasonable and customary for operation of the Common Areas associated with a retail and entertainment complex in Tulsa County, Oklahoma;

(c)       Repairs (but not capital improvements) to the Common Areas of Riverwalk Crossing made by reason of the Laws (as defined in Article 8) including without limitation the so-called Americans with Disabilities Act (“ADA”) or any similar enacted laws in effect on or after the date of this Lease or the requirements of insurance bodies to correct an otherwise uninsurable condition within the Common Areas at the Riverwalk Crossing, and with respect to repairs (but not capital improvements or replacements) made by Landlord to reduce insurance premiums for the Riverwalk Crossing; provided, however, Landlord shall amortize the repair costs of such repairs required in connection with such Laws or by insurance bodies as described above over the Lease Term on a straight-line basis. Notwithstanding the foregoing, Tenant shall not be required to fund any repairs required by the Laws notice of which first arose prior to the Effective Date of this Lease;

(d)       Property management, legal, accounting and consulting fees which are reasonable and customary in the Tulsa County, Oklahoma, area for first-class retail and entertainment buildings, as well as all reasonable expenses associated therewith;

(e)       Reasonable administrative expenses;

(f)       Costs associated with advertising and marketing the property and its collective Tenants for the purpose of increasing traffic to the Property and revenue to the Tenants consistent with those similar attraction-based properties;

(g)       Wages, salaries and compensation for Property Manager, janitorial, maintenance, security, and other services necessary for operation of the Common Areas of Riverwalk Crossing, not to exceed reasonable and customary rates in Tulsa County, Oklahoma, as well as all materials, supplies and tools, used in maintaining and cleaning the Common Areas of Riverwalk Crossing;

(h)       Costs of replacing equipment used exclusively for the Common Areas of the Riverwalk Crossing that has a useful life for depreciation purposes of five (5) years or less, as determined in accordance with generally accepted accounting principles, amortized in accordance therewith;

(i)       All other charges properly allocable to the repair operation and maintenance of the Common Areas of Riverwalk Crossing in accordance with generally acceptable accounting principles, subject to the exclusions set forth in paragraph 5.04; and

(j)       The real estate taxes and assessments, special or otherwise, levied or assessed for, upon or with respect to the Common Areas of Riverwalk Crossing (the “Common Area Taxes”), by the federal, state, or local government, any service, user or license fees or taxes, and the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

The computation of Common Area Operating Expenses shall be made in accordance with generally accepted accounting principles and consistent with the maintenance of first-class retail and entertainment buildings.

5.03       Exclusions from Premises Operating Expenses and Common Area Operating Expenses. Premises Operating Expenses and Common Area Operating Expense shall exclude the following:

(a)       Expenses for repairs for damage caused by any insurable casualty, which expenses are reimbursed by insurance carried by Landlord, or would be reimbursed by insurance required to be carried by Landlord pursuant to this Lease;

(b)       Expenses for painting, renovating, redecorating or other expenses to renovate space for new tenants or space vacated by any tenant and all other costs, expenses and improvements associated with any other buildings in Riverwalk Crossing which are not Common Areas;

(c)       Expenses incurred in leasing or procuring new tenants, including lease commissions paid to agents of Landlord or other brokers, or advertising expenses;

(d)       Interest or principal payments on any mortgages; lease payments for any prime, underlying, or ground lease; or depreciation of the Building or any other buildings in Riverwalk Crossing;

(e)       Legal fees or expenses or arbitration costs incurred in enforcing the terms of any lease or resolving disputes between Landlord and any tenant of the Riverwalk Crossing as to the interpretation or administration of any lease;

(f)       Costs of utilities or services payable by or charged to any tenant;

(g)       Any cost or expense incurred by Landlord for performing work or services for any other tenant pursuant to a lease;

(h)       Any cost or expense which is specifically reimbursed to the Landlord;

(i)       Any cost or expense incurred by Landlord or Property Manager not solely relating to the Common Area;

(j)       The cost of any replacements or capital repairs or improvements of any;

(k)       Any cost associated with repairs or replacements of structural elements of the Building, the exterior facade of the Building (including all glass and/or curtain walls) and the roof of the Building and such costs with respect to any other buildings in Riverwalk Crossing which are not Common Areas;

(l)       Any cost of management expenses or fees in excess of 5% of gross revenues received from the property being managed and the cost of off-site personnel of Landlord and any party related to or affiliated with Landlord, together with any costs or other sums paid to any person or entity related to or affiliated with Landlord which exceed reasonable and customary costs thereof;

(m)       Cost incurred (including fines and penalties) from a violation by Landlord or any tenant or occupant of the Riverwalk Crossing of any legal requirements or any violation of any contract;

(n)       Cost of repairs resulting from any faulty workmanship or defect in the design or construction of any building or improvement installed by Landlord or any third party within Riverwalk Crossing, and attorneys’ fees, and other professional fees and costs with respect to any dispute related thereto; and

5.04       Exclusions from Taxes and Common Area Taxes. Taxes and Common Area Taxes shall exclude the following:

(a)       Any taxes attributable to improvements for other tenants. As to Common Area Taxes, any taxes which do not relate solely to the Common Areas within Riverwalk Crossing;

(b)       Any income, franchise, payroll, excise, corporate, estate, inheritance, capital stock or transfer tax levied on Landlord;

(c)       Any late payment penalties or interest charges (unless resulting from late payment by Tenant); and

(d)       Any costs and expenses incurred by Landlord in connection with a tax contest regarding the real estate taxes for the Premises or the Riverwalk Crossing in excess of the amount of tax savings realized by Landlord in connection with such tax contest;

5.05       Landlord’s Statements.

(a)       In order to provide for current payments on account of the amount of the Common Area Operating Expenses and Premises Operating Expenses, Tenant shall pay as Additional Rent (defined in paragraph 4.04), together with monthly installments of Base Rent and Percentage Rent, an amount equal to Tenant’s Proportionate Share of the Common Area Operating Expenses, Common Area Taxes and all of the Premises Operating Expenses due for the ensuing 12 Lease Months as reasonably estimated by Landlord prior to the beginning of each Lease Year. Such estimate shall be provided not later than August 1 beginning in 2020, and then each August 1 thereafter for each upcoming Lease Year. Estimated payments will be made in twelve (12) equal monthly payments (the “Operating Expense Estimated Payments”).

(b)       On or before January 31 of each year beginning in 2021, or as soon thereafter as practicable, Landlord shall furnish Tenant with an itemized statement, prepared and certified by Landlord, of the actual amount of the Common Area Operating Expenses and Premises Operating Expenses for the preceding Lease Year (the “Annual Statement”).

(c)       Tenant’s Proportionate Share set forth in the Annual Statement shall be prorated for any partial Lease Year at the beginning or end of the Lease Term.

5.06       Reconciliation of Operating Expense Estimated Payments. If Tenant’s Proportionate Share of actual Common Area Operating Expenses or actual Operating Expenses for any Lease Year exceeds the aggregate of the Operating Expense Estimated Payments made by Tenant for that year, Tenant shall within thirty (30) days of receipt of the Annual Statement, pay Landlord such excess as Additional Rent. If the Tenant’s Proportionate Share of actual Common Area Operating Expenses or actual Operating Expenses is less that than aggregate of the Operating Expense Estimated Payments, then Landlord shall credit against Tenant’s next ensuing monthly installment or installments of the Rent an amount equal to the difference until the credit is exhausted. If the Annual Statement for the last year of the Lease Term indicates that Tenant is due a credit from Landlord at or after the end of the Lease Term, Landlord shall refund the amount due within thirty (30) days of Tenant’s receipt of the Annual Statement for the last year of the Lease Term. Failure of the Tenant to pay Landlord such excess as Additional Rent as provided here in, shall be an event of default under this Lease for which the Landlord may, subject to Tenant’s right to cure hereunder, exercise the rights and remedies granted hereunder.

5.07       Tax Bills. Landlord shall furnish Tenant with copies of the real estate tax bills regarding the Premises and the Common Area applicable to the Initial Term, as may be extended, within a reasonable time (not to exceed 15 days) after Landlord receives such bills from the taxing authorities.

5.08       Tenant’s Right to Examine Books.

(a)       Tenant and/or such independent certified public accountant as Tenant may designate shall have reasonable access to inspect and examine the books and records of Landlord that relate to or have any bearing upon the Common Area Operating Expenses, Common Area Taxes and Premises Operating Expenses for the immediately preceding Lease Year, for the purpose of verifying the information in each Annual Statement. The payment of any Additional Rent under this Article without such examination and inspection shall not be deemed a waiver of any error revealed by such examination and inspection for the Lease Year for which payment shall have been made; provided, however, each Annual Statement given by Landlord pursuant to this Article shall be conclusive and binding upon Tenant unless within ninety (90) days after receipt of the Annual Statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. Pending resolution of the dispute, Tenant shall pay Additional Rent in accordance with the statement but such payment shall be without prejudice to Tenant’s position. Any such dispute investigations shall be conducted (i) at Tenant’s sole cost and expense, (ii) at the place Landlord normally maintains such records, (ii) during Landlord’s normal business hours, and (iii) only after Tenant has given Landlord at least seven (7) days advance written notice. Tenant shall deliver to Landlord a copy of the results of such dispute within fifteen (15) days after its receipt by Tenant. No dispute investigation shall be conducted at any time that Tenant is in default, beyond any applicable cure period, of any of the provisions of this Lease.

(b)       If the dispute investigation is determined in Tenant’s favor, Landlord shall credit Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement; provided, however, if such overpayment exceeds the amount actually due by more than five percent (5%), Landlord shall (i) pay all of Tenant’s reasonable and necessary third party costs and expenses associated with any audit and the dispute, and (ii) also pay interest to Tenant on the amount by which such overpayment exceeds the actual amount due at the prime rate as published by the Wall Street Journal for commercial loans (or a successor publication selected by Landlord if such is no longer published). If resolution of the dispute indicates that Tenant underpaid, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days of the date on which the dispute is resolved.

(c)       Tenant acknowledges and agrees that any records reviewed as provided above constitute confidential information of Landlord, which shall not be disclosed to anyone other than the persons performing the investigation, those with a reasonable need for such information to complete the investigation, and the principals of Tenant who receive the results of the investigation. Tenant further acknowledges and agrees that the disclosure of information to any other person, except as required to be disclosed by court order or by law, whether by Tenant or anyone acting on behalf of Tenant, shall constitute a breach of this Lease.

(d)       Landlord may not amend any Annual Statement previously furnished to Tenant for any item of Operating Expenses and Common Area Taxes from those shown in such Annual Statement unless such amendment is made within one (1) year after Tenant’s receipt of the Annual Statement.

Article 6 - Building Renovations.

6.01       Construction of Renovations. The Parties have discussed making substantial renovations to the Building and Premises in the range of up to Five Million Dollars ($5,000,000.00). Should the Parties hereafter mutually elect in writing to proceed with such renovations this section of Lease shall be amended to record the agreed-upon terms.

Article 7 - Permitted Use of Premises.

7.01       Permitted Use.

(a)       Except with the prior written consent of Landlord, whose consent shall not be unreasonably withheld, the Premises shall be solely used for the Permitted Use.

(b)       Tenant shall not use or permit the Premises to be used for any other purpose other than the Permitted Use. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or Common Areas without first having obtained Landlord’s prior written consent. Tenant shall not use or suffer or permit any person to use the Premises or the Common Areas as a secondhand store for conducting any auction, distress, fire, bankruptcy or going out of business sale, or for any purpose in violation of the laws, ordinances, regulations and requirements of the City and County where the premises are located. Tenant further agrees that at all times the entire Premises shall be kept by Tenant in a clean and wholesome condition, free of any objectionable noises, odors or nuisances, and that all health and police regulations shall, in all material respects and at all times, but subject to Tenant’s reasonable right of protest, be fully complied with by the Tenant.

(c)       Tenant shall not commit waste in the Premises or knowingly permit anything to be done in the Premises which causes injury to persons or to the Building, materially interferes with the business or occupancy of other tenants or occupants, or materially impairs the economic maintenance and operation of the Building or the Riverwalk Crossing.

7.02       General Operational Requirements.

(a)       Tenant covenants and agrees that after opening for business in the Premises, it will use its best efforts to operate and conduct the business during normal business hours reasonably determined by Tenant, except while the Premises are (i) being renovated as provided in Article 6; or (ii) untenantable by reason of fire or other casualty. Tenant shall, in the exercise of its reasonable business judgment, use its commercially reasonable efforts to advertise and promote its business.

(b)       Tenant agrees that all trash and rubbish of tenant shall be deposited within receptacles at agreed-upon locations shown on Exhibit “B”. In the event Landlord provides or designates trash receptacles, Tenant agrees to cause all trash and rubbish of Tenant to be deposited within such receptacles. If Tenant fails to comply with Landlord’s trash and rubbish removal procedures set forth herein, Tenant shall be liable to Landlord for all costs of damage to facilitate removal and maintenance of a neat and clean Premises.

(c)       Tenant shall not use, or suffer or permit any person to use, in the Premises in any manner that will tend to create waste or nuisance or tend to disturb any other lessee of the Riverwalk Crossing. Tenant shall not place or authorize placing or fixing handbills or other advertising materials on automobiles or buildings within the Riverwalk Crossing. Notwithstanding the foregoing, Landlord acknowledges and agrees that the Permitted Use expressly contemplates a driving range that will be utilized at night with hitting bays from which music will be played, and other sounds consistent with an outdoor nightlife facility. The Parties agree that the lighting and netting used for the driving range and all sounds emanating from the hitting bays do not constitute a nuisance under this Lease, and Landlord agrees to reasonably cooperate with Tenant to defend any claims by third-parties, whether or not using or occupying Riverwalk Crossing, concerning such driving range lights, net, or sounds emanating from the hitting bays.

(d)       Tenant agrees that its use of the Premises and the Common Areas shall at all times be subject to rules and regulations promulgated by Landlord; in this regard, Tenant agrees to comply in all material respects with all Rules and Regulations set forth in Exhibit “C” attached hereto. Landlord shall have the right from time to time, but subject to the express condition that any amendment or new rule enacted under this paragraph 7.02(d) shall not interfere with the Permitted Use in any material respect, to promulgate amendments and new rules and regulations for the care, safety, maintenance and cleanliness of the Common Areas and the Riverwalk Crossing, or for the preservation of good order, and Tenant shall be provided with prior written notice of such amendments and new rules and regulations and thereafter, Tenant agrees to comply with the same. Any violation of the Rules and Regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provision(s) of this Lease shall prevail.

(e)       Tenant agrees that it will not during the term of this Lease, directly or indirectly, operate nor own any similar type of business within a radius of fifty (50) miles from the Riverwalk Crossing.

7.03       Additional Operational Requirements for Restaurant. In addition to the operation requirements set forth in paragraph 7.02 above, Tenant covenants and agrees to comply at all times during the Lease Term with the following requirements concerning the operation of a restaurant on the Premises if such is part of the Permitted Use:

(a)       Tenant shall cause to be maintained on a daily basis the following items if contained in the Premises and if required by the applicable governmental authority, at its expense and in good operating condition and repair: (i) all grease traps, drains, and other equipment installed in the Premises for kitchen waste or waste water disposal; (ii) an exhaust hood duct system for each stove or other cooking element with appropriate emission control systems; and (iii) an automatic kitchen fire suppression system.

(b)       Fire suppression and emissions control systems shall in all events be maintained in a manner in compliance with any applicable governmental authority.

(c)       Tenant shall take whatever reasonable steps that maybe necessary for the control and extermination of cockroaches, bugs and/or vermin within the Premises.

(d)       All kitchen ventilating equipment shall be so operated and maintained consistent with the operation of comparable restaurants in the Tulsa, Oklahoma area. Tenant shall at Tenant’s expense enter into maintenance and service contracts for the filter and exhaust elements of the heat, ventilating and air conditioning equipment with maintenance and service companies approved by Landlord. Landlord shall have the right to enter the Premises at any reasonable time upon reasonable prior written notice to inspect the same.

(e)       Tenant, at Tenant’s cost and expense, shall cause any exclusive patio and outdoor areas in front of the Premises to be cleaned on a regular basis consistent with the operation of comparable restaurants in the Tulsa, Oklahoma area and, as is reasonably possible, free of ice and snow.

(f)       Tenant shall promptly deliver to Landlord a copy of any violation or summons received from any governmental agency (including, without limitation, the applicable department of health or any successor entity), relating to the specific conduct of the Tenant’s business in the Premises. All work necessary to correct the violation shall be undertaken and completed by Tenant, at its sole cost and expense, but subject to Tenant’s right of reasonable protest, within five (5) business days after any such Tenant protest is completed, unless it is not possible to do so with the exercise of due diligence and in which event Tenant shall commence all work necessary to cure any violation and thereafter proceed with such corrective work without material interruption until completion of the corrective work and cancellation of record of the violation. Failure to correct any violations within such time frames shall be a default under this Lease for which the Landlord, at its election and upon notice to Tenant, may take all appropriate remedies.

(g)       Tenant will use commercially reasonable efforts not to create a nuisance for other tenants at Riverwalk Crossing. For the purposes of this paragraph, the term “nuisance” shall mean, except as provided above in this Lease, a condition that causes more than one other tenant at Riverwalk Crossing to register a formal complaint with Landlord about the odors emanating from the Premises and that Landlord has determined that such formal complaints are based in fact and are reasonable. Except as otherwise provided for in this Lease, Tenant will, within three (3) business days after written notice from Landlord, install or commence to install, at its own cost and expense, control devices or procedures to eliminate such odors which have become a nuisance and will complete such installations as expeditiously as possible thereafter. In the event such condition is not promptly remedied, Landlord may cure such condition and thereafter add the cost and expense incurred by Landlord therefor to the next monthly installment of Rent to become due and Tenant shall pay said amount as Additional Rent. Landlord shall have the right to enter the Premises at any reasonable time upon reasonable prior written notice of not less than three (3) days (except in emergencies, in which case telephonic notice shall be attempted but no prior notice shall be required) to inspect the same and ascertain whether it is clean and free of odors.

(h)       Tenant acknowledges that Landlord’s damages resulting from any breach of the provisions of paragraph 7.03 are difficult, if not impossible, to ascertain and concedes that among any other remedies for any such breach permitted by law or the provisions of this Lease, Landlord shall be entitled to seek to enjoin Tenant through arbitration-ordered injunctive relief from any violation of said provisions.

7.04       Liquor License. Tenant’s sale of alcoholic beverages from the Premises is expressly acknowledged to be part of the Permitted Use, and Tenant shall, at its sole cost and expense, obtain and maintain a liquor license (the “License”) for the sale and consumption of alcoholic beverages at the Premises. Tenant shall not transfer the location of the License away from the Premises but may upgrade the series. Tenant shall pay all fees and other charges applicable to the License that are imposed under applicable law on or before their respective due dates. Tenant shall timely pay sales tax, gross proceeds tax, transaction privilege or like tax to the applicable governmental authority. In the event that such taxes are not paid on time for a period of two (2) consecutive months it shall be a default hereunder. Tenant hereby gives Landlord (or its attorney) the power and authority to inquire, at any time upon an event of default, to determine the status of such tax payments by Tenant. Tenant shall discharge any fines or other penalties imposed with respect to the License within ten (10) days after any protest to the payment of such taxes is complete, provided that such protest does not unreasonably subject the License to revocation or refusal to renew. Tenant shall make all filings required by applicable law with respect to the License on or before their respective due date and shall pay all sales or other taxes applicable to the sale of alcoholic beverage or other goods and services and make all filings required by applicable law with respect to such taxes and sales on or before their respective due dates. In the event that a civil or criminal proceeding of any kind is commenced by any third party or governmental agency before any government entity or before any court (administrative or otherwise) alleging a possible violation by Tenant or attributable to Tenant or otherwise involving the License, of any of the following: (i) the alcoholic beverages laws currently in effect, (ii) the state liquor department’s regulations, orders or other decisions or (iii) any other law if such proceeding could directly or indirectly lead to the suspension or revocation or refusal to renew the License, then Tenant shall provide notification and a copy thereof to Landlord within ten (10) calendar days of the date that Tenant first receives service of process or other notification of such commencement. Thereafter, Tenant shall keep Landlord fully informed regarding the progress of such proceeding. In the event Landlord pays any fines for Tenant after the completion of any protest, Tenant shall immediately upon demand reimburse Landlord therefor. Failure to so repay will be a default hereunder. Any fines paid by Landlord shall be Additional Rent in accordance with paragraph 4.04.

7.05       Technology License. As part of Nation’s agreement with Origin, the Nation will receive a permanent software license from Flying Tee Holdings, LLC and Origin, with respect to certain technology and software previously used at the Premises for the Permitted Use, including without limitation the FLITE technology and other technology operated, created or used in connection therewith (the “Technology”). As part of this Lease, the Nation and Landlord hereby grant the use of such Technology License to Tenant at no cost to Tenant for the duration the Nation holds the permanent software license. This license will include (and Landlord and Nation shall assure the Tenant to) all rights to upgrades, testing, training, patches, site testing, etc. required to maintain and operate the software for the Permitted Use of the Premises as a golf and/or entertainment facility. Landlord and/or Nation shall take such action as Tenant may request to ensure that Flying Tee Holdings, LLC and Origin will respect and agree to the full use of the Technology License by Tenant for the duration the Nation holds the permanent software license. Should the Technology no longer be supported, or should Tenant identify a preferable replacement technology, Tenant may obtain suitable replacement technology at its expense.

7.06       Zoning and Permitted Use. Landlord represents and warrants that the zoning for the property upon which the Premises shall be located allows for the Permitted Use.

7.07       Restaurant and Liquor Operations. Landlord acknowledges and agrees that Tenant may conduct the activities described in this article and hold the necessary licensees related to the restaurant and liquor operations in one or more separate entities wholly owned by or affiliated with Tenant; provided that the income and expense related to the Premises of such separate entities will be included in determining the Percentage Rent.

Article 8 - Compliance With Laws.

8.01       Landlord’s Compliance. Landlord shall at its expense, but subject to the provisions regarding reimbursement of Tenant’s Proportionate Share of Common Area Operating Expenses and Common Area Taxes, promptly comply with all applicable laws, rules, regulations and ordinances of all federal, state, county and municipal authorities having jurisdiction thereof (individually called “Law,” collectively called “Laws”) relating to Riverwalk Crossing or to which the Premises and Building may be subject during the Lease Term (other than compliance required by reason of Tenant’s use of the Premises or default of Tenant under this Lease), including Laws requiring the making of any structural repairs, modifications, capital expenditures or improvements; provided, however, Landlord and Tenant shall have the right to protest the application to them of any Law with which it is required to comply pursuant to this Lease so long as such protest does not materially, adversely affect Tenant’s use of the Premises for the Permitted Use during such protest.

8.02       Tenant’s Compliance. During the Lease Term, Tenant shall, at Tenant’s expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restriction of record, and requirements of its insurance underwriters or rating bureaus, now in effect or which may hereafter go into effect, whether or not they reflect a change in policy from that now existing, during the Initial Term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or nuisance or shall tend to disturb other occupants of the Riverwalk Crossing. Notwithstanding the foregoing, Tenant shall have the right to protest the application to it of any Law with which it is required to comply pursuant to this Lease.

8.03       Hazardous Materials. Except for any de minimis amounts as is customary for restaurant use, cleaning of the Premises or the renovations described in Article 6 and in compliance with all applicable Laws, Tenant will not use or conduct operations on or at the Premises or the Riverwalk Crossing or manufacture, store, sell, use, dispose of, release, or discharge or permit the manufacture, storage, sale, use, disposal, release, or discharge of Hazardous Materials (defined hereafter) on the Riverwalk Crossing in any manner which violates Environmental Law (defined hereafter) or which causes there to be any liability under Environmental Law. Tenant will indemnify and hold Landlord harmless from and against any and all liability, claims, suits, actions, proceedings, damages, costs, and expenses, including, without limitation, attorneys’ fees and costs, imposed upon or incurred by Landlord arising out of or in connection with a breach of the provisions of this paragraph 8.03) during the Initial Term of this Lease or any other period of possession of the Premises by Tenant, the cause of which first arises after the Commencement Date. Tenant’s obligations under this Article 8 will survive the expiration or prior termination of this Lease. For purposes of this Lease, “Hazardous Materials” shall mean any asbestos, flammable substances, explosives, radioactive materials, petroleum products, polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs, including, without limitation, PCB laden oil, any hazardous or toxic substance, material or waste, pollutants, contaminates, pollution or related materials specified as such in, or that is or becomes regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials (collectively, “Environmental Laws”), including, without limitation, Sections 9601-9675 of Title 42 of the United States Code.

Article 9 - Maintenance, Repairs and Alterations.

9.01       Tenant’s Obligations. Tenant shall give Landlord prompt notice of any damage to or defective condition in the Premises for which Landlord is responsible to affect repair or replacement. Except as otherwise provided in this Lease, Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises (including, without limitation, Tenant’s equipment, personal property, all mechanical, electrical, plumbing, life-safety, elevator, equipment and trade fixtures located in, on or about the Premises, and the poles, netting, and turf on the Range), the need for which arises out of Tenant’s use or occupancy of the Premises or any acts or omissions of Tenant or Tenant’s employees, agents, contractors, licensees and invitees (all of such employees, agents, contractors, licensees and invitees hereinafter collectively referred to as “Tenant’s Representatives”). All repairs, replacements and maintenance shall be performed with reasonable promptness and in a good and workmanlike manner. Tenant shall at its sole cost and expense keep the Premises in good order and condition, except for those matters which are included within Landlord’s obligation to maintain, repair or replace pursuant to this Lease. Tenant’s responsibility for repairs, replacement and maintenance expressly includes keeping the Premises, including any exclusive patio area, at all times in a neat, clean and sanitary condition including, without limitation, the periodic power washing and regular cleaning of any exclusive patio area and pest control. In addition to the foregoing, Tenant shall maintain in a clean condition its signs, metal work, doors and the interior and exterior of all windows in the Premises. In the event Landlord determines that windows for which Tenant is responsible are not being so maintained, it shall have the right to clean the same or cause the same to be cleaned at Tenant’s expense, such expense to be reimbursed to Landlord by Tenant as Additional Rent in accordance with paragraph 4.04.

9.02       Tenant’s Failure to Maintain. If any repairs, replacements or maintenance required on the part of Tenant here under are not accomplished within thirty (30) days after written notice to Tenant from Landlord, or, alternatively, in the event that Landlord deems an emergency situation exists requiring immediate repair, replacement, or maintenance, Landlord may, upon ten (10) days prior written notice to Tenant, at its option, perform such repairs, replacements or maintenance without liability to Tenant for any loss or damage which may result to its stock or business by reason thereof, except that Landlord will be liable if Landlord or its employees or contractors are negligent or engage in misconduct in performing any repairs, replacement or maintenance and such parties will use commercially reasonable efforts not to interfere with Tenant’s operations. Tenant shall reimburse Landlord for the reasonable and necessary cost of such repairs, replacements or maintenance plus ten percent (10%) of such cost as Additional Rent in accordance with paragraph 4.04. Prior to move out by Tenant and subject to ordinary wear and tear, should the Premises require any repairs, which are the responsibility of Tenant hereunder, Landlord shall have the right to make such repairs at Tenant’s sole cost. Landlord shall have no obligation to repair or maintain the Premises or improvements constructed thereon except as provided in this Lease.

9.03       Landlord’s Obligations. Landlord shall:

(a)       Maintain repair, replace as necessary, and keep in good working order and condition throughout the Lease Term all Property and Site-related equipment, facilities, pipes, lines and systems serving the Premises, including the HVAC roof-top units serving the Premises and Building, and all interior and exterior structural elements of the Premises, Building and Riverwalk Crossing, including the windows, glass, ceilings, foundation, and roof (except that Tenant shall pay Landlord the actual, reasonable cost incurred by Landlord in making repairs which are required by acts or omissions of Tenant or Tenant’s Representatives); provided, however, Landlord shall not be required to repair or replace any of Tenant’s property or any alteration or improvements made by Tenant pursuant to Article 6. Notwithstanding the foregoing, Landlord is not responsible for maintaining, repairing, replacing and keeping in good working order that which the Tenant is responsible for pursuant to paragraph 9.01. Landlord shall not be entitled to pass-thru to Tenant (whether through Operating Expenses or Common Area Operating Expenses) any expenses or costs incurred for work performed by Landlord under this paragraph 9.03(a);

(b)       Keep all Common Areas and public portions of the Riverwalk Crossing clean and in good operating order, condition and repair throughout the Lease Term. Landlord shall maintain, repair and cause all necessary replacements of the parking areas, loading docks, access entryways in good repair and free from debris. All lawns, shrubbery and trees on the grounds of the Riverwalk Crossing which are under the control of Landlord shall be maintained in a manner consistent with a first class retail development in Tulsa, Oklahoma. Landlord shall keep all machinery and equipment used to provide the services to be furnished by Landlord in good operating order, condition and repair at all times, including all equipment servicing the Mechanical Systems; and

(c)       Repair, replace and maintain all structural elements of the building, the Building façade, all glass on the exterior of the Building, and the roof without reimbursement of any kind from Tenant.

9.04       Landlord’s Failure to Maintain. If any repairs, replacements or maintenance required on the part of Landlord here under are not accomplished within thirty (30) days after written notice to Landlord from Tenant, or, alternatively, in the event that Tenant deems an emergency situation exists requiring immediate repair, replacement, or maintenance, Tenant may, upon ten (10) days prior written notice to Landlord, at its option, perform such repairs, replacements or maintenance without liability to Landlord by reason thereof, except that Tenant will be liable if Tenant or its employees or contractors are negligent or engage in misconduct in performing any repairs, replacement or maintenance. Landlord shall reimburse Tenant for the reasonable and necessary cost of such repairs, replacements or maintenance plus five percent (5%) of such cost.

9.05       Alterations.

(a)       Alterations Generally. Except as provided below, alterations to the Premises (whether performed as part of the initial Tenant’s Work or otherwise) shall not be made without the prior consent of Landlord, which consent shall not be unreasonably withheld. Any request shall be in writing and accompanied by plans and specifications prepared by an architect licensed in the State of Oklahoma. If agreed by Tenant, such consented-to alterations may be made at Landlord’s election by Landlord, and Tenant shall pay Landlord the actual, reasonable cost thereof within thirty (30) days of Landlord’s demand. If Tenant is permitted to make alterations, the work shall be done in accordance with such requirements as Landlord may reasonably impose. Any review or approval by Landlord of plans or specifications with respect to any alteration is solely for Landlord’s benefit and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof. Notwithstanding the foregoing, Landlord hereby consents in advance and agrees that Tenant may make one or more alterations in or to the Premises, upon ten (10) days prior notice to Landlord, if (i) the aggregate cost (if a third party contractor performs such alteration, otherwise, if the value) of such alteration is less than $250,000.00, and (ii) such alteration does not affect the Building’s structure or the core areas of the Building.

(b)       Alteration Guidelines. All such alterations consented to by Landlord, and capital improvements which are required to be made to the Premises as a result of the nature of Tenant’s use of the Premises:

(i) Will be performed by contractors approved by Landlord; and

(ii) All work performed by Tenant or its contractor relating to the alterations shall conform in all material respects to applicable governmental laws, rules and regulations, including, without limitation, the ADA. Upon completion of the alterations, Tenant shall deliver to Landlord “as built” plans.

(iii) All such work shall be done in a good workmanlike manner with good quality materials and any installation of fixtures which cannot be removed without material injury to the Premises will remain upon and be surrendered with the Premises at the expiration of the Lease Term.

(iv) Any approved contractor shall provide evidence of commercial general liability insurance coverage, naming Landlord, Nation and Property Manager as an additional insured, covering claims for bodily injury, personal injury, death or property damage, with limits of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate.

9.06       Liens. Except for work that is the responsibility of Landlord under this Lease and except as provided in Article 6, Tenant will pay or cause to be paid all costs and charges for work (a) done by Tenant or caused to be done by Tenant, in or to the Premises, and (b) for all materials furnished for or in connection with such work. Tenant shall indemnify and defend Landlord, Nation and Property Manager for, from and against any and all mechanics’ and other liens and encumbrances filed by any person claiming through or under Tenant and against all costs, expenses, losses and liabilities (including reasonable attorneys’ fees) incurred by Landlord, Nation or Property Manager in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant at its expense shall procure the discharge of record of all such liens and encumbrances within fifteen (15) days after filing thereof. If Tenant fails to pay any charge for which a mechanics’ lien has been filed, and has not given Landlord security as described above, or has not complied with such statutory procedures as may be available to release the lien, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with reasonable attorneys’ fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent in accordance with paragraph 4.04. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord’s interest in the Riverwalk Crossing to liability under any mechanics’ or other lien law. If Tenant receives oral or written notice that a lien has been or is about to be filed against the Premise, the Building or the Riverwalk Crossing or any action affecting title to the Riverwalk Crossing has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately disclose to Landlord such oral notice of impending lien or action affecting title and immediately upon receipt give Landlord a copy of any written notice thereof. Tenant’s obligations under this Article 9 shall survive the expiration or earlier termination of this Lease.

Article 10 Services.

10.01       Landlord’s Obligations. Landlord shall, subject to reimbursement of Tenant’s Proportionate Share under the provisions of this Lease relating to Operating Expenses, furnish the following services, all consistent with services provided for first class retail buildings and entertainment districts in Tulsa, Oklahoma:

(a)       Heat, ventilation, and air-conditioning in Common Areas, twenty-four (24) hours a day, seven (7) days a week.

(b)       Elevator service at all existing Common Area locations shall be available at all times, twenty-four (24) hours a day, seven (7) days a week.

Said services and utility shall be provided twenty-four (24) hours a day, seven (7) days a week.

10.02       Tenant’s Obligations; Utilities. Tenant agrees to connect to and use the utilities (including electricity, water, sewer, gas, telephone and any other utility) supplied to the Premises from and after delivery of the Premises in accordance with the requirements of this Lease and the rules and regulations of the utility companies supplying the service. Tenant shall pay directly to each applicable utility company all charges and deposits of the utility company for all utilities consumed by Tenant in the Premises and all electric current used in the operation of the heating, ventilation and air-conditioning servicing the Premises (including air-conditioning, fans and motors), as and when such charges and deposits become due and payable; provided, however, in the event the utilities to the Premises are sub-metered, Tenant shall pay Tenant’s Proportionate Share monthly to Landlord with such proportionate share subject to adjustment by Landlord. In the event that any utilities are furnished to the Premises by Landlord, whether sub-metered or otherwise, Tenant shall pay Landlord for such utilities, but the rates charged to Tenant by Landlord shall not exceed those of the utility company furnishing same to Landlord as if its services were being furnished directly to Tenant.

10.03       Refuse Removal. Landlord shall provide a dumpster in the Common Area for the common use of all tenants of Riverwalk Crossing and shall contract for emptying of such dumpster. Tenant shall be responsible for Tenant’s Proportionate Share of the costs related thereto, with the costs thereof included in Common Area Operating Expenses. Tenant is solely responsible for trash and garbage removal from the Premises and for maintaining any trash compactor and trash receptacles designated for Tenant’s exclusive use in good and sanitary condition in compliance with all applicable laws. Tenant agrees to use only the service provided or designated for Tenant’s use by Landlord from time-to-time and to pay for such service monthly as Additional Rent. If any tenant shall elect to, or is required by Landlord or governmental authority to have additional trash removal service, such tenant shall pay for all such charges so incurred and to the extent that trash removal services are provided through Landlord and charged to all tenants, Landlord shall be entitled to charge the tenants requiring such special services the amount thereof which shall be applied to reduce the total amount of such trash removal costs before apportionment and determination of Tenant’s share thereof.

10.04       Failure of Services or Repairs. Except as provided herein, Landlord shall have no liability for the failure or interruption of any utility services provided or to have been provided to the Building. Notwithstanding anything to the contrary set forth in this Lease, except as provided in Articles 15 and 16, if Landlord fails to make any repairs required to be made by Landlord pursuant to this Lease, within three (3) days after written notice or such longer period as reasonably required so long as Landlord commences such repairs within three (3) days and diligently prosecutes the same to completion, and such has a material, adverse effect on Tenant’s ability to conduct its business operations in the Premises, then Tenant shall have the right, but not the obligation, to effect the repairs and to be reimbursed the amount thereof by Landlord within fifteen (15) days after submittal of a paid invoice therefor. Further, the Parties agree that if any failure of services or the making of repairs causes a disruption of Tenant’s use of the Premises, Tenant shall be entitled to an abatement of Rent for the number of days for which the disrupting condition remains.

Article 11 - Surrender and Periodic Financial Review.

11.01       On the Expiration Date or sooner termination of this Lease, Tenant shall quit and surrender the Premises in substantially the same condition as they were when Tenant took possession and after completion of Tenant’s Work and after completion of any other alterations or improvements subsequent to that time, reasonable wear and tear and damage by fire, the elements, or other casualty excepted. All improvements made to the Premises which are so attached that they cannot be removed without material injury to the Premises shall remain at the Premises and become the property of Landlord upon expiration or termination of this Lease. All trade fixtures, alterations, furnishings and equipment that are removable shall be removed and Tenant shall repair any damage to the Premises occasioned by the installation or removal of such trade fixtures, alterations, furnishings and equipment. Tenant shall remove all items of Tenant’s personal property which are movable at the termination of the Lease Term, including, but not limited to, the Personal Property (defined below).

11.02       Periodic Financial Review. Each party shall have the right, to be exercised by giving written notice to the other party within one hundred twenty (120) days after the end of each of the sixth and fifteenth Lease Years, as applicable, requesting a meeting of the parties to review the financial terms and conditions of this Lease, and specifically reviewing the Revenue from the Premises, the Expenses Associated with the Premises, and the Percentage Rent. The parties shall work together in good faith to a mutually agreeable solution, which include maintaining the status quo, modifying the Lease terms, or terminating the Lease. If the Lease is so terminated, then neither party will thereafter have further rights or duties under the Lease. The effective date of such termination and the date for Tenant’s vacation and surrender of the Premises shall be as specified in written results of the meeting and signed by both parties. If the Lease is not terminated or modified as set forth herein, then it will continue in full force and effect.

Article 12 - Subletting or Assignment.

12.01       Subletting or Assignment Prohibited. Except as provided herein, Tenant shall not directly, sell, assign, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein or sublet the Premises or any part thereof without the prior written consent of Landlord, and any attempt to do so without such consent shall be voidable at Landlord’s election. Subletting or assignment of this Lease shall only be considered after full compliance with the terms and conditions of paragraph 12.02 and Article 23. In no event may this Lease be assigned or the Premises sublet to any governmental authority or agency.

12.02       Tenant’s Application. Except for any permitted transfer hereunder, if Tenant desires at any time to transfer this Lease or to sublet the Premises or any portion thereof, tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the transfer or sublease (“Proposed Effective Date”), in writing:

(a)       A notice of intent to transfer or sublease, setting forth the Proposed Effective Date, which shall be no less than thirty (30) days nor more than ninety (90) days after such the sending of such notice;

(b)       The name of the proposed transferee or subtenant;

(c)       The nature of the proposed transferees or subtenant’s business to be carried on in the Premises;

(d)       The terms and provisions of the proposed transfer or sublease;

(e)       Such information as Landlord may reasonably request concerning the proposed transferee or subtenant, including recent financial statements and bank references;

(f)       Evidence satisfactory to Landlord that the proposed transferee (if the transfer involves a transfer of possession) will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the transfer or sublease agreement; and

(g)       Together with the required written application, Tenant shall pay to Landlord a nonrefundable sublease or assignment review fee in the amount of Five Hundred Dollars ($500.00).

Approval of Tenant’s application for transfer of this Lease or sublet of the Premises shall be in the reasonable discretion of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord’s consent to any further assignment or subletting.

12.03       Landlord’s Option to Terminate. Landlord shall have the right, to be exercised by giving notice to Tenant within thirty (30) days after receipt of Tenant’s above-described notice in Section 12.02 and such further financial information as may be requested by Landlord together with the fees required under paragraph 12.02(g), to provide written notice to Tenant advising Tenant that Landlord desires to terminate this Lease and recapture the Premises described in Tenant’s notice. If such notice of proposed termination is given by Landlord, Tenant shall have the right to withdraw its application to assign the Lease or sublet the Premises by written notice to Landlord, in which event the Lease will continue in full force and effect. If Tenant fails to withdraw its application within thirty (30) days after receipt of Landlord’s notice of its desire to terminate the Lease, then Tenant shall have an additional 30 days (a total of 60 days from the date of Landlord’s notice) in which to vacate the Premises. If the Lease is so terminated, then neither party thereafter having further rights or duties under the Lease. The effective date of such cancellation shall be as specified in Landlord’s notice of termination. If the Lease is not terminated as set forth herein, then it will continue in full force and effect and the application for assignment of the Lease or sublet of the Premises will be deemed denied.

12.04       Approved Procedure. If Landlord approves a transfer or sublease, Tenant shall, prior to the Proposed Effective Date, submit to Landlord an executed original of the transfer or sublease agreement for execution by Landlord on the signature page after the words “the foregoing is hereby consented to” – Except as provided in paragraph 12.10 below, no purported transfer or sublease shall be deemed effective as against Landlord and no proposed transferee or subtenant shall take occupancy unless such document is so executed by Landlord.

12.05       Required Provisions. Any and all transfer or sublease agreements shall:

(a)       Impose the same terms, obligations and conditions on the transferee or subtenant as are imposed on Tenant by this Lease (except as to Rent and as otherwise agreed by Landlord);

(b)       Be expressly subject and subordinate to each and every provision of this Lease;

(c)       Prohibit further transfers or subleases without Landlord’s consent pursuant to Article 12;

(d)       Provide that the Tenant and/or transferee or subtenant shall pay Landlord the amount of any additional cost or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the transfer or sublease; and

(e)       Contain Tenant’s acknowledgment that Tenant remains liable under this Lease where Landlord has approved a sublease or partial assignment of the Lease.

12.06       Rental Recapture and Assignment of Sublease Rents. If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent: (a) in the case of an assignment, an amount equal to one-half (1/2) of all sums and other consideration paid to Tenant in excess of the then-existing Rent, less the reasonable expenses actually paid by Tenant in connection with the assignment; and (b) in the case of a sublease, one-half (1/2) of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant in excess of the then-existing Rent, less the reasonable expenses actually paid by Tenant in connection with the subletting. The sums payable hereunder shall be paid to Landlord as and when received by Tenant from the assignee or subtenant. Further, in the event of an assignment or sublease, Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all sums set forth in this paragraph 12.06 , and Landlord, as assignee and as attorney-in-fact for Tenant for purposes hereof; or a receiver for Tenant appointed on Landlord’s application, may collect such rents and apply the same towards Tenant’s obligations under this Lease, except that, until the occurrence of any act of default by Tenant, Tenant shall have the right and license to collect such rents.

12.07       No Release of Tenant’s Liability from Assignment or Sublet. Except as provided in paragraph 12.03 or hereinbelow, no assignment or subletting of any kind under this Lease shall affect the continuing primary liability of Tenant (which, following an assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Notwithstanding the preceding, should Landlord approve an assignment of the Lease and should such assignee have the financial creditworthiness and experience with the Permitted use which is comparable to that of Tenant, then Tenant shall be fully released from all of the terms, covenants and conditions of this Lease.

12.08       Assumption of Obligation. Each transferee of this Lease shall assume all the obligations of Tenant under this Lease and shall be and remain liable (jointly and severally with Tenant unless otherwise provided herein) for the payment of the Rent in the performance of all terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the term of this Lease. No transfer shall be binding on Landlord unless the transferee or Tenant delivers to Landlord a counterpart of the instrument of transfer which contains a covenant of assumption by the transferee satisfactory in substance and form to Landlord, consistent with the above requirements. The failure or refusal of the transferee to execute such instrument of assumption shall not release or discharge the transferee from its liability to Landlord hereunder.

12.09       No Assignment by Operation of Law. No interest of Tenant in this Lease shall be assignable by operation of law.

12.10       Permitted Assignment. Notwithstanding the foregoing terms precluding assignment and subletting, Tenant may, without prior approval of Landlord and without incurring costs of any kind due Landlord, assign or sublet the Lease to any entity that controls or is controlled by Tenant. However, no such assignment or subletting shall (a) release Tenant from its obligations under the Lease, (b) materially frustrate the business purpose for which the Lease was negotiated, (c) allow Tenant to engage in any business operation other than the Permitted Use, or (d) otherwise materially, and negatively impact the strategic business development plan of the Riverwalk Crossing.

Article 13 - Indemnification and Insurance.

13.01       Indemnification.

(a)       Subject to the Waiver of Subrogation, Tenant shall indemnify, defend, and hold Landlord, the Nation and Property Manager harmless from and against any and all claims, losses, costs, liabilities, damages, and expenses including, without limitation, penalties, fines, and reasonable attorneys’ fees, to the extent incurred in connection with or arising from (i) the use or occupancy of the Premises; (ii) any injury or damage cause by any act or omission of Tenant or any Invitee of Tenant; and (iii) or a default by Tenant under this Lease.

(b)       Subject to the Waiver of Subrogation, Landlord and Nation, jointly and severally, shall indemnify, defend and hold Tenant harmless from and against any and all claims, losses, costs, liabilities, damages, and expenses including, without limitation, penalties, fines, and reasonable attorneys’ fees to the extent incurred in connection with or arising from (i) the use or occupancy of the Common Areas of Riverwalk Crossing; (ii) any injury or damage caused by any act or omission of Landlord or any Invitee of Landlord; and (iii) a default by Landlord under this Lease.

(c)       The terms of this paragraph 13.01 shall survive the expiration or sooner termination of this Lease.

13.02       Tenant’s Insurance.

(a)       Workers’ Compensation and General Liability. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers’ compensation insurance in form and amounts required by law. Further Tenant shall procure comprehensive general liability insurance with respect to the use and occupancy of the Premises, providing personal injury coverage, on an occurrence basis, for not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate for bodily injury, and death liability.

(b)       Property. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, and maintain in full force and effect on the Range and all improvements made by, and all fixtures therein installed by and thereon by Tenant (or, by Landlord at Tenant’s request) a policy of fire, casualty and extended insurance in scope and in an amount as follows: For the Range and all improvements made by, and all fixtures therein installed by and thereon by Tenant (or, by Landlord at Tenant’s request), an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included in the classification special form (all risk). The proceeds of such insurance shall be used for the repair or replacement of property so insured.

Beginning on the date Tenant is given access to the Premises for any purpose and continuing until the expiration of the Term, Landlord shall procure, and maintain in full force and effect on the Building, Land, Range Poles, Range Netting, and all fixtures therein installed immediately prior to Tenant being given access to the Premises a policy of fire, casualty and extended insurance in scope and in an amount as follows: for the Building, Land, and fixtures, an amount not less than one hundred percent (100%) of their actual replacement cost form time to time, providing protection against any peril included in the classification special form (all risk). The proceeds of such insurance shall be used for the repair or replacement of property so insured. Tenant shall reimburse Landlord for such insurance.

(c)       Business Interruption. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect business interruption insurance and loss of rents insurance sufficient to make all payments of Base Rent to Landlord due hereunder for a twelve (12)-month period.

(d)       Automobile Liability. Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect auto liability insurance on all owned, non-owned and hired vehicles with limits of not less than One Million Dollars ($1,000,000.00) each accident, combined bodily injury and property damage liability insurance.

(e)       Liquor Liability. If the Permitted Use includes the sale and/or serving of liquor from the Premises, beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect a liquor liability policy or liquor liability endorsement to said commercial general liability policy insuring such liability in an amount not less than One Million Dollars ($1,000,000.00) per occurrence. The insurance coverage required under this Article shall be at least as broad as the most commonly available ISO Commercial General Liability policy form CG0001 and shall, in addition, extend to any liability of Tenant arising out of the indemnity provisions provided for in this Article.

(f)       Umbrella Coverage. Tenant shall procure, pay for and maintain in effect umbrella coverage in the sum of Five Million Dollars ($5,000,000.00) shall be provided and will apply over all liability policies, without exception, including but not limited to Commercial General Liability, Automobile Liability, Liquor Liability and Employers’ Liability.

(g)       Coverage Requirements. All such personal property and liability insurance policies carried by Tenant shall have deductibles which are customary and reasonable for a property the size and comparable use of the Building; provided, however, such deductibles shall not exceed Ten Thousand Dollars ($10,000.00) for liability and Twenty-Five Thousand Dollars ($25,000.00) for personal property.

13.03       Landlord’s Insurance. Landlord shall throughout the Lease Term maintain in full force and effect on Riverwalk Crossing and all improvements made by, and fixtures therein installed by and thereon by Landlord, a policy of fire, casualty and extended coverage insurance in scope and in an amount as reasonably determined by Landlord in Landlord’s reasonable judgment from time to time and such other insurance as Landlord may determine to be prudent in Landlord’s reasonable judgment from time to time, but in all events consistent with the operation of a first class retail and office development in the Tulsa Oklahoma area.

13.04       Waiver of Subrogation. Landlord hereby releases Tenant and Tenant hereby releases Landlord and their respective officers, agents, managers, members, directors, officers and employees from any and all claims and demands for losses, damages, expenses or injuries to any person on the Riverwalk Crossing and to the fixtures, personal property, improvements, additions and alterations of either Landlord or Tenant on the Riverwalk Crossing which are caused by or result from any risk insured under any insurance policies carried by the Parties and in force at the time of any such loss, to the extent such loss is covered by such policies. Landlord and Tenant shall each obtain from their respective insurers waivers of all right of subrogation which the insurer of one party might have against the other party and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waivers.

13.05       Landlord’s and Tenant’s Insurance; Certificates of Insurance. All insurance required to be carried by the Parties hereunder shall be issued by responsible insurance companies qualified to do business in the State of Oklahoma with AM Best’s rating of no less than A-VIII. Each policy of insurance carried by either Party shall name the other, and (upon request), any mortgagee, as loss payee and an additional insured, as their respective interests may appear and each policy shall contain (a) a cross-liability endorsement, and (b) a waiver by the insurer of any right of subrogation against Landlord or Tenant, and as applicable, their respective members, managers, agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord or Tenant, and as applicable, their members, managers, agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder by either Party shall be delivered to the other upon the Commencement Date. The Parties may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by the other hereunder. No such policy shall be cancelable except after thirty (30) days written notice to all named and additional insureds. The Parties agree that if either Party does not maintain insurance required hereunder and deliver, following a written request, evidence thereof to the other as herein provided, the party not required to carry any insurance hereunder may (but shall not be required to) a) procure said insurance on the other Party’s behalf and charge to such other party the premiums together with a ten percent (10%) handling charge, payable upon demand or b) declare that such other party is in default of this Lease and take any actions available under this Lease.

13.06       No Representation of Adequate Coverage. Landlord makes no representation that the limits of the forms of coverage of insurance specified in paragraph 13.02 are adequate to cover Tenant’s property or obligations under this Lease.

Article 14 - Real Property Taxes.

14.01       Payment of Taxes. Subject to Tenant’s payment of Common Area Operating Expenses, Landlord covenants that it shall pay in full when due all installments of real estate taxes, charges and assessments levied or otherwise imposed against the Riverwalk Crossing, and any improvements therein or thereon; provided, however, Landlord reserves the right to contest any such taxes, charges and assessments, so long as such protest does not materially impact Tenant’s use of the Premises.

14.02       Tenant’s Personal Property Taxes. Tenant will pay promptly when due all personal property taxes on Tenant’s personal property in the Premises and any other taxes payable by Tenant, the non-payment of which might give rise to a lien on the Premises or Tenant’s interest in the Premises. Failure to promptly pay such taxes shall constitute a breach of this Lease.

Article 15 - Damage and Destruction.

15.01       Generally. In the event that the Building or Premises shall be damaged by fire or other casualty and this Lease is not terminated as provided below, the damage shall be repaired by and at the expense of Landlord with reasonable promptness after notice to it of the damage; provided, however, Landlord shall not be required to repair or replace any of Tenant’s personal property or any alteration or improvements permitted to be made by Tenant following the Commencement Date. If the Premises are damaged by fire or other casualty, Base shall be equitably abated and apportioned from the date of such damage until the earlier of: (a) Tenant re- occupying the Premises, (b) thirty (30) days after the date repairs to the Premises are fully completed and the Premises fully usable, or (c) the date in which the Common Areas of Riverwalk Crossing are fully restored (to the extent such Common Areas are also affected by such damage or other casualty). Landlord shall diligently pursue to completion the work required to restore the Premises to the condition they were in immediately prior to the occurrence of the casualty, so the Premises are again fully usable for the Permitted Use. If repairs are materially delayed solely by Tenant or Tenant’s Representatives, the damage will be deemed repaired for purposes of this Article on the date on which such repair would have been completed but for such material delay.

15.02       Substantially Damaged. If the Building or Premises are substantially damaged by fire or other casualty, either Landlord or Tenant may terminate this Lease by notice to the other within thirty (30) days after the date of the damage and this Lease shall terminate upon the thirtieth (30th) day after such notice by which date Tenant shall vacate and surrender the Premises to Landlord. The Rent shall be equitably prorated to the date of the damage or casualty. The Building or Premises (whether or not the Premises are damaged) shall be deemed substantially damaged if: (a) Landlord is required to expend for repairs more than twenty percent (20%) of the replacement value of the Building and Premises immediately prior to the damage, (b) repair is not possible in accordance with Project Architect’s reasonable estimate within two-hundred seventy (270) days following the date of the damage, or (c) the damage adversely affects the Common Areas of the Riverwalk Crossing and the Landlord is unwilling or unable to repair such Common Areas within the time that Landlord is required to fully restore the Premises and Building. If any condition set forth in the preceding sentence is satisfied, Landlord or Tenant may provide a written notice of termination to the other within thirty (30) days of the date of such damage together with all reasonable data available demonstrating that the Building and Premises are substantially damaged. However, if the Premises and Building shall be substantially damaged and neither Party terminates this Lease as provided above, then Landlord shall, within sixty (60) days of the date of such damage, give Tenant notice of the date Landlord estimates repair and restoration will be completed (the “Estimated Repair Date”). Tenant shall not be responsible for the payment of Rent at any time following the damage until such time as all repairs to the Building and Premises and Common Areas of Riverwalk Crossing are fully completed and the Premises fully usable. If Tenant, in the exercise of its reasonable judgment, determines that repair is not possible within such two-hundred seventy (270) days and if the failure to make such repair would have a material, adverse effect on Tenant’s business in the Premises, then Tenant may terminate this Lease by giving Landlord notice within ten (10) days after Tenant’s receipt of Landlord’s notice of the Estimated Repair Date and this Lease shall terminate with neither party to have any further obligations hereunder except as expressly provided for in this Lease. Further, notwithstanding anything herein to the contrary, if the damage or casualty occurs in the last five (5) years of the Lease Term, Tenant may terminate this Lease by giving Landlord notice within ten (10) days after Tenant’s receipt of Landlord’s notice of the Estimated Repair Date and this Lease shall terminate with neither party to have further obligations hereunder except as expressly provided for in this Lease.

15.03       Damage Resulting From Tenant’s Gross Negligence. In the event that the Premises are damaged as a result of Tenant’s gross negligence or intentional conduct, the provisions in paragraph 15.01 and 15.02 are inapplicable, the Tenant’s Rent shall not be abated and the terms and conditions of this Lease shall remain in full force and effect.

15.04       Restoration of Premises. Landlord will use all insurance proceeds for the restoration of the Premises and Tenant will have the right to review and approve the plans for such work to the Premises, which approval will not be unreasonably withheld.

Article 16 - Condemnation.

If the whole or any part of the Premises or any material part of the Common Areas of Riverwalk Crossing shall be taken for public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in connection with such public or quasi-public use, collectively hereafter called “taking”, this Lease shall, except as provided herein, terminate as of the date title shall vest in the condemnor. In the event of a taking which renders the Premises unsuitable for Tenant’s Permitted Use, or the taking is a material part of the Common Areas of Riverwalk Crossing affecting access to or parking for the Premises as reasonably determined by Tenant, this Lease shall terminate in its entirety as of the date title shall vest in the condemnor and Rent shall be paid through such dates. If a portion of the Premises or the Common Areas of Riverwalk Crossing which is taken which does not render the balance unsuitable for the Permitted Use as determined by Tenant in the exercise of its reasonable judgment, and Landlord does not terminate this Lease as hereinafter provided, Landlord shall, at its expense, restore the reduced Premises as far as practicable to the condition existing just prior to such taking, and the Rent shall thereafter be equitably abated. Anything in this Lease to the contrary notwithstanding, Landlord may terminate this Lease by notice to Tenant within one-hundred twenty (120) days after the date of any taking if (a) the cost of restoration will exceed by more than twenty percent (20%) the award received as a result of the taking, (b) repair is not possible in accordance with Project Architect’s reasonable estimate within two-hundred seventy (270) days following the date of the taking and Landlord has provided notice thereof to Tenant, or (c) absent a written agreement with the Tenant, the Landlord is legally unable to fulfill agreements and obligations regarding the Premises, the Building and/or the Riverwalk Crossing. In the event of any taking, all proceeds of any award payable by the condemning authority shall be Landlord’s sole property; provided, however, Tenant shall have the right to appear at any condemnation proceeding to claim any separate award from the condemning authority with respect to the value of Tenant’s fixtures, improvements, except those to become the property of Landlord upon termination of the Lease or expiration of the Lease Term, furniture, partitions, equipment, relocation expenses, and loss of business to the extent provided by law.

Article 17 - Access of Landlord to Premises.

Landlord and Landlord’s authorized agents shall have the right from time to time upon reasonable, but in any event not less than five (5) day prior written notice to Tenant (except in emergencies, in which case telephonic notice shall be attempted but no prior notice shall be required), to enter the Premises for the purpose of making repairs required pursuant to this Lease or agreed upon by the Parties, for showing the same to prospective purchasers, lenders or during the last six months of the Initial Term, as may be extended, potential replacement tenants, provided that (i) Tenant has not exercised its option to extend the Lease Term; (ii) such entry does not unreasonably interfere with the conduct of Tenant’s business or its use of the Premises, and (iii) is subject to any applicable security regulations of Tenant provided in writing to Landlord. Landlord may at any time place on or about Riverwalk Crossing “For Sale” signs and Landlord may at any time during the last 120 days of the Lease Term, place on or about the Premises “For Lease” signs.

Article 18

Subordination, Non-Disturbance and Attornment; Estoppel Certificates.

18.01       Subordination. Subject to the conditions described in this Article, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust (such mortgage or deed of trust a “Mortgage”) which may now or hereafter affect the land and to all renewals, extensions, modifications, amendments, replacements, and consolidations thereof. This subordination provision shall be self-operative; provided, however, Tenant shall execute, acknowledge and deliver within fifteen (15) days an agreement in such form as Landlord or the holder of any Mortgage (a “Mortgagee”) or any of their respective successors in interest or assigns may reasonably require to evidence such subordination which agreement contains non-disturbance provisions reasonably satisfactory to Tenant. If Tenant shall fail to timely deliver the executed agreement, Landlord shall provide a second request and Tenant shall have an additional five (5) days to deliver the agreement. Failure to do so shall be a default hereunder without further notice. No property owned or removable by Tenant, including, but not limited to trade fixtures, furniture, fixtures and equipment, golf equipment, hardware and software, shall be subject to the lien of any Mortgage. Further, Landlord hereby waives, releases and relinquishes to any lender of Tenant all right, title, interest, claim and lien which Landlord has or may in the future have in, to or against any personal property located at any time on the Premises, including without limitation inventory, shelving, equipment, furniture, machinery, trade fixtures, hardware, software, intellectual property and books and records, to the extent such personal property is now owned or hereafter acquired by Tenant or now owned or hereafter acquired by Tenant and pledged to any such lender as collateral security for obligations of Tenant to any such lender (collectively, the “Personal Property”). Personal Property does not include any real property. Personal Property shall not be subject to levy, sale, or distress or distraint for rent or to any claim, lien or demand of any kind by Landlord. Landlord further agrees that it shall cause any Mortgagee to release any security interest it may have (if any) in the Personal Property and failure to do so shall be a breach of Landlord under this Lease. Landlord will execute a release of any interest in Tenant’s Personal Property in such form as may be required by the Tenant or the Tenant’s lender.

18.02       Attornment. If any Lessor or Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of either Landlord or Tenant under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (alternatively, a “Successor Landlord” or “Successor Tenant”), then either Landlord or Tenant shall, upon request of the other, attorn to and recognize the Successor Landlord or Successor Tenant under this Lease and shall within a reasonable time upon request, execute and deliver an agreement in such form as the Successor Landlord or Successor Tenant may reasonably request to evidence such attornment. In the event that Tenant defaults on any obligations to the Personal Property lender and fails to cure such default(s) within ninety (90) days of Tenant receiving notice of such default, and provided that Landlord receives timely notice of such default, Landlord agrees to attorn to and recognize such Personal Property lender as the Successor Tenant under this Lease.

18.03       Non-disturbance. Landlord shall obtain from each Lessor and Mortgagee an agreement in commercially reasonable form that if as a result of the exercise of their rights they acquire Landlord’s interest in and to the Premises, then as Successor Landlord they shall recognize the validity and continuance of this Lease, shall not disturb Tenant’s possession of the Premises so long as Tenant shall not be in default under this Lease and, shall perform Landlord’s obligations under this Lease; provided, however, in no event shall Successor Landlord be liable for any previous act or omission of a prior landlord under this Lease, but will be subject to any valid offset for a claim arising prior to its succession to the rights of Landlord under the Lease.

18.04       Estoppel Certificates. Either Landlord or Tenant shall from time to time deliver to the other a statement in writing in the form as may be requested by a Mortgagee or lender for the Personal Property, a prospective Mortgagee or prospective lender for the Personal Property or purchaser of the Building, stating the term of the Lease, the rentals reserved hereunder, that there are no defaults under the Lease (or describing any such defaults), the date to which Rent has been paid and other matters as may be reasonably requested. Either Party’s failure to do so within thirty (30) days after a written, initial request and ten (10) days after a subsequent, written request, which subsequent request shall be made upon the expiration of the initial ten (10)-day period if the certificate is not then delivered, shall be conclusive upon the non-complying party that: (a) this Lease is in full force and effect and not modified; (b) not more than one month’s Rent has been paid in advance; (c) either Landlord or Tenant, as applicable, is not in default under any provision of this Lease and (d) notices to either Party shall be as set forth in Article 26 of this Lease, as such notice subsequently may be changed in accordance with Article 26.

Article 19 - Holding Over.

If Tenant remains in possession of the Premises after the expiration of the Initial Term or any extension or renewal thereof with Landlord’s consent, such possession shall be as a month-to-month tenant, terminable by either Landlord or Tenant upon thirty (30) days’ notice, at a monthly Base Rent equal to one hundred and fifty percent (150%) of the monthly Base Rent payable during the last month of the Lease Term, plus all Additional Rent required by the terms of this Lease. In no event shall this Lease renew for any term other than month-to-month by reason of such holding over, unless by written agreement between Landlord and Tenant.

Article 20 - Default.

20.01       Events of Default/Right to Cure. The following events shall each be deemed a default under this Lease:

(a)       The failure of Tenant to pay any installment of Rent, or make any other payment required to be made by this Lease, when due and payable, and such failure continues for a period of ten (10) days after written notice thereof from Landlord to Tenant;

(b)       The failure of Tenant following written notice from Landlord to perform any requirement of this Lease for which a particular time period is established for the discharge of liens under paragraph 9.06 or delivery of a subordination agreement or estoppel certificate within the time period provided therefor under Article 18;

(c)       The failure of Tenant to perform any requirement of this Lease for which no period of performance is specifically required by the terms of this Lease but which failure continues for thirty (30) days after Tenant’s receipt of written notice of such failure from Landlord (excepting, however, any Tenant requirement which cannot be cured within said thirty (30) day period and which Tenant has commenced and with due diligence is proceeding to cure);

(d)       Tenant ceasing to do business on a permanent basis, Tenant vacating and/or relinquishing possession of the Premises, Tenant filing a voluntary petition in bankruptcy or for reorganization, Tenant, while insolvent, making any assignment for the benefit of its creditors, Tenant admitting in writing that it is unable to pay its debts generally as they become due, the issuance of a final court order or decree from a bankruptcy court in the United States that the Tenant is adjudicated a bankrupt or declared insolvent, or is dissolved, the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located on the premises, or of Tenant’s interest in this Lease, or the appointment of a receiver to assume control over business of the Tenant;

(e)       The filing of an involuntary petition proposing the liquidation or reorganization of Tenant pursuant to the Federal Bankruptcy Act against Tenant which petition is not discharged or denied within sixty (60) days after the date on which it was filed; or

(f)       Tenant’s attempt to assign the Lease or sublet the Premises without complying with the provisions of Article 12 (Subletting or Assignment), which in Landlord’s reasonable discretion, constitutes a non-curable default; provided that any other purported failure to fully comply with Article 12 will only apply if such failure continues for thirty (30) days after Tenant’s receipt of written notice of such failure from Landlord.

The Parties agree that if the term, condition, covenant or obligation to be performed by Tenant under this Lease is of such nature that the same cannot reasonably be performed within a thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently and consistently undertakes to complete the same, and in fact, completes same as soon as reasonably possible.

20.02       Landlord’s Rights and Remedies on Default. Notwithstanding the provisions of paragraph 20.01, if during the Lease Term, any default should occur, Landlord may, subject to Tenant’s right to cure, without prejudice to Landlord’s other rights hereunder and in addition to all other rights and remedies which Landlord may have under by law:

(a)       Allow Tenant to cure such default and on condition that Tenant pay any reasonable third party costs and expenses incurred by Landlord as a direct result of such default as Additional Rent that shall be paid by Tenant in accordance with paragraph 4.04;

(b)       With or without terminating this Lease, (i) upon prior, written notice of not less than thirty (30) days, reenter the Premises and take possession thereof from Tenant by legal proceedings; or (ii) without such re-entry, recover possession of the Premises in the manner prescribed by any applicable statute relating to summary process, but in all events, Landlord shall not take possession in less than thirty (30) days; or (iii) Landlord may relet the Premises as Landlord may see fit without thereby avoiding or terminating this Lease, and for the purpose of such reletting, Landlord is authorized to make such repairs to the Premises as may be necessary in the reasonable opinion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting notwithstanding Landlord’s agreement to mitigate its damages (after payment of all reasonable third party costs and expenses of such repairs and the expense of such reletting and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor; or, (iv) Landlord may declare immediately due and payable all the remaining installments of the Base Rent and such amount, less the fair rental value of the Premises for the remainder of the Term, which installments of Base Rent shall be discounted at the discount rate of the prime rate as published by the Wall Street Journal at the time plus 1%, shall be construed as liquidated damages and shall constitute a debt provable in bankruptcy or receivership. In all cases Landlord shall be entitled to recover its reasonable and necessary third party costs incurred in recovering the Premises, including without limitation, attorneys’ fees, all costs of reletting, including without limitation, brokerage commissions, remodeling, redecorating and tenant improvements/alterations, remodeling and redecorating costs expended on behalf of Tenant and reasonably required to re-tenant the Premises, and all brokerage commissions paid in connection with re-letting this Lease.

(c)       Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder; or

(d)       Pursuant to 29.13 and 29.14 herein, the Landlord may pursue such other rights and remedies at law or in equity, as may be available under applicable law.

20.03       Non-Waiver of Landlord’s Rights. After any uncured default, the acceptance of Rent or failure to re-enter the Premises by Landlord shall not be held to be a waiver of Landlord’s right to terminate this Lease. After any uncured default, the acceptance of Rent or Landlord’s failure to re-enter the Premises shall not be held to be a waiver of Landlord’s right to re-enter and take possession of the Premises. All of the remedies given to Landlord in this Lease in the event of any uncured default by Tenant are in addition to all other rights or remedies to which Landlord may be entitled under applicable law; all such remedies shall be deemed cumulative and the election of one shall not be deemed a waiver of any other or further rights or remedies.

20.04       Damages on Tenant’s Default. In the event of any such uncured default and subsequent termination of this Lease by Landlord, Landlord shall use reasonable efforts to re-let the Premises as soon as possible thereafter and to, generally, mitigate its damages. Notwithstanding the foregoing, the Parties acknowledge that the Premises is a unique facility that may not be of interest on the general commercial real estate market, and Landlord’s damages shall not be reduced for failure to re-let the premises so long as Landlord is taking commercially reasonable steps to find a replacement tenant.

20.05       Landlord Default; Tenant Remedies. In the event Landlord fails to provide services or repairs required in this Lease, Tenant will have the right to exercise the remedies described in Section 10.04 within the time frames set forth therein. In the event Landlord fails to comply with any other term of this Lease to be observed by the Landlord, within thirty (30) days after Tenant has notified Landlord in writing of such failure (unless such failure cannot be reasonably accomplished within such thirty (30) day period, in which case such period shall be extended so long as Landlord has commenced such cure during such thirty (30) day period and is diligently pursuing such cure after such commencement), Tenant will have the option to do any one or more of the following:

(a)       the Tenant may perform or cause to be performed the obligation of the Landlord under this Lease which Landlord has failed to perform, with Landlord to reimburse Tenant on demand for all reasonable expenses incurred by Tenant in effectuating such cure, and if Tenant is not reimbursed within fifteen (15) days of demand by Tenant, Tenant shall be entitled to deduct from installments of Rent as the same accrue, the amount of all such reasonable expenses incurred by Tenant, and/or

(b)       the Tenant may pursue such other rights and remedies at law or in equity, as may be available under applicable law.

Article 21 - Rules and Regulations.

Tenant shall comply, in all material respects, with any Rules and Regulations for the Building and the Riverwalk Crossing, attached hereto as Exhibit “C” – Landlord shall use reasonable efforts to enforce the Rules and Regulations uniformly and without discrimination. In no event shall any rules or regulations be construed to prevent Tenant from using the Premises for the Permitted Use. In the event of any breach of the Rules and Regulations or any amendments or additions to the Rules and Regulations, Tenant will have the notice and cure rights and Landlord will have all remedies which this Lease provides for an event of default by Tenant, and will, in addition, have any remedies available at law or in equity, including the right to enjoin any breach of such Rules and Regulations. Landlord will not be liable to Tenant for violation of such Rules and Regulations by any other tenant, occupant or either of its employees, agents, visitors or licensees or any other person. In the event of any conflict between the provisions of this Lease and the Rules and Regulations, the provisions of this Lease will govern. Notwithstanding the foregoing, the Rules and Regulations are not intended to limit in any manner a right given to Tenant under the Lease; accordingly, if any conflict exists between the terms of the Lease and the Rules and Regulations (as may be amended), the terms of the Lease shall control.

Article 22 - Rights Reserved to Landlord.

Landlord reserves the right at Landlord’s sole cost and expense to name and re-name the Riverwalk Crossing, and to relocate, alter, improve, reduce or add to the configuration of and the various facilities and improvements within the Common Areas provided that the change shall not materially restrict Tenant’s access to or use of the Premises, or prohibit the use of the Premises for the Permitted Use. Further, to the extent that, as of the Commencement Date the Building (or portions thereof) is under construction, Landlord shall use reasonable efforts to minimize business disruption to Tenant, including maintaining reasonable access and providing for barriers to maintain privacy and minimize noise and debris. If Tenant incurs any cost or expense associated with Landlord’s rights under this Article 22, Landlord shall reimburse Tenant for such expenses within fifteen (15) days after request, which request will be supported by invoices or other documentation of such costs or expenses.

Article 23 - Quiet Enjoyment.

Landlord covenants that as long as Tenant is not in default hereunder beyond any applicable grace or cure periods, and so long as Tenant complies with the terms of this Lease and the Rules and Regulation of the Building and the Riverwalk Crossing in all material respects, Tenant shall peacefully and quietly have, hold and enjoy the Premises during the entire Initial Term including any extensions or renewals thereof.

Article 24 - Notices.

Any and all notices, demands, consents or approvals required hereunder shall be in writing, sent by overnight courier, or by certified mail, return receipt requested, or by facsimile transmission with an electronically generated confirmation and shall be effective upon receipt, except as otherwise provided in this Lease. Notices shall be sent to the following addresses:

If to Landlord:	Onefire Holding Company, LLC
300 Riverwalk Terrace, Suite 280
Jenks, OK 74037

With a Copy to:	Hobbs, Straus, Dean & Walker, LLP
Attn: William R. Norman
101 Park Ave. Ste. 700
Oklahoma City, OK 73102

If to Tenant:	GolfSuites Tulsa, LLC
600 Riverwalk Terrance
Jenks, OK 74037

With a Copy to:	GolfSuites 3, Inc.
Attention Legal Department
2738 Falkenburg Road South
Riverview, FL 33578

Any address or name specified above may be changed by a notice given to the addressee by the other party in accordance with this Article. The inability to deliver a notice because of a changed address for which no prior notice was given shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.

Article 25 - Landlord’s Warranties; Tenant’s Warranties.

25.01       Landlord’s Warranties. Landlord represents and warrants that it is the sole agent of the Nation with respect to the Premises, that it has the full right and authority to enter into this Lease and act as the Landlord hereunder, and that the execution of this Lease by the individuals executing it as Landlord’s agents have been duly authorized by all required actions of Landlord. Prior to execution of this Lease, Landlord shall furnish Tenant with appropriate documents satisfactory to Tenant documenting the authority of the agent of Tribe who will sign this Lease. Further, Landlord represents and warrants that any Letter of Credit which it may hereafter issue in accordance with Article 6 will be duly authorized by all required actions of the Tribe, and such Letter of Credit will be binding on the Tribe in all respects. Landlord further represents and warrants that, as of the Effective Date, no mortgage or deed of trust encumbers the Premises.

25.02       Compliance with Laws. The execution and delivery of this Lease, the incurrence of the obligations set forth in this Lease, and the consummation of the transactions contemplated by this Lease do not violate or conflict with any provision of any tribal, federal, state, municipal or local laws, ordinances, rules, regulations, requirements, or any order, judgment, decree, determination, or award of any court binding on either the Landlord or the Landlord’s members or manager, or their assets including the Premises; nor do they conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel, or require any notice (which notice has not been furnished) under any agreement, contract, lease, license, instrument, or other arrangement to which either the Landlord or the Nation is a party or by which either is bound or to which any of its assets is subject.

25.03       Environmental Matters. Landlord represents and warrants that to the best of its knowledge and belief, no violation of environmental law (local, state or federal) (the “Environmental Laws”) exists, or with the passage of time, could exist concerning the Riverwalk Crossing or the Premises. Landlord further represents and warrants that it has received no notice of a violation or threatened violation of the Environmental Laws.

25.04       Authorized Use. Landlord represents and warrants that the Permitted Use is authorized and permitted by any and all governmental entities having jurisdiction over the Premises.

25.05       Americans with Disabilities Act. Landlord warrants and represents that it has received no written notice that either the Riverwalk Crossing or the Common Areas and all improvements therein do not comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) (“ADA”). Landlord agrees that it shall be solely responsible, without reimbursement of any kind, for compliance with all ADA requirements that first arose prior to the Effective Date.

25.06       Competing Tenancy. Landlord represents and warrants that it shall not, during the Initial Term (as may be extended) lease property to any prospective tenant at Riverwalk Crossing whose business competes in any manner with the Permitted Use, except that this restriction shall not apply to exclude any other “full service restaurant” –

25.07       Tenant’s Warranties. Tenant represents and warrants that it has the full right and authority to enter into this Lease, and that the execution of this Lease by the officer executing it as Tenant’s agent has been duly authorized to bind Tenant. Tenant further warrants that it is an organized entity in good standing with the State in which it is organized and properly domesticated within the State of Oklahoma. Prior to execution of this Lease, Tenant shall furnish Landlord with appropriate documents satisfactory to Landlord documenting the authority of the officer of Tenant who will sign this Lease, a valid certificate of incorporation or organization and a certificate of good standing from the Oklahoma Secretary of State.

Article 26 - General Provisions.

26.01       Landlord’s Consent. Wherever in this Lease Landlord’s consent or approval is required to any action, such consent or approval shall not be unreasonably withheld or delayed, except as otherwise expressly provided in this Lease.

26.02       Limitation of Liability and Damages. If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform any of its obligations under this Lease, Tenant shall be limited for the satisfaction of the money judgment solely to Landlord’s assets (but not those of the Nation) and its interest, if any, in the Premises, and the Building and, except as provided herein concerning the Letter of Credit, no other property or assets of the individual managers, members, partners, directors, officers, or shareholders of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of the money judgment. Tenant’s sole remedies in the event of Landlord’s breach of this Lease shall be to maintain an action for damages as herein permitted or for injunctive relief, if appropriate. In no event shall Tenant have any rights of termination of this Lease except as set forth expressly herein.

26.03       Transfer of Landlord’s Interest. The term “Landlord” as used in this Lease shall be limited to mean and include only the owner of Landlord’s interest in this Lease at the time in question. Upon any transfer of such interest, and the assumption of this Lease in writing by the transferee, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any obligations on the part of Landlord first arising after the assignment and subsequent assumption of Landlord’s interest in the Lease.

26.04       No Liens. Landlord agrees, all as further set forth herein, that any mortgagee of Tenant may have a lien upon any of Tenant’s Personal Property.

26.05       Memorandum of Lease. Either party may execute and cause a memorandum of lease to be recorded, on a form mutually agreed upon between Landlord and Tenant. In no event shall this Lease be recorded.

26.06       Force Majeure. Landlord shall be reasonably excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by causes beyond its control, including labor disputes, civil commotion, hostilities, sabotage, governmental regulations, controls or delays, fire or other casualty, and acts of God; provided that force majeure will not apply to the failure of Landlord to provide services or repairs when such failure may be cured by the payment of money. Tenant shall similarly be excused for delay in the performance of any obligation hereunder, provided that nothing contained in this Article shall be deemed to excuse or permit any delay in the payment of Rent or any delay in the cure of any default which may be cured by the payment of money.

26.07       Signage. Tenant may place signage upon the Premises or the Building at locations and in sizes determined by Tenant in its sole discretion. Tenant shall not place signage on the Riverwalk Crossing without Landlord’s prior written consent.

26.08       Valet Parking. Tenant may be permitted, in Landlord’s sole discretion and subject to receipt of any necessary approvals of any governmental authority having jurisdiction, to provide valet drop-off and pick-up service at Tenant’s sole cost and expense. The location of any such Tenant-provided valet parking shall be designated by Landlord.

26.09       Sums Due from Landlord. If Landlord fails to pay Tenant any amounts owed by Landlord pursuant to this Lease within thirty (30) days after the date such payment is due, Tenant shall provide Landlord with notice of the amount due and Landlord shall have an additional ten (10) days after receipt of such notice to make payment. If Landlord fails to make payment or contest its obligation to do so in writing within such ten (10) day period, Tenant shall have the right to offset such amounts against the Base Rent payable under this Lease.

26.10       Time of Essence. Except for cure periods provided herein, time shall be of the essence regarding the payment of Rent and, if Tenant is granted (by express provision of this Lease) any option to extend or shorten the Term or expand or reduce the size of the Premises, time shall be of the essence regarding the exercise by Tenant of any such options.

26.11       Excise, Sales, Etc. Taxes. Tenant shall assume and pay to Landlord at the time of paying the Rent any excise, sales, use, gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Rent or may be imposed on or on account of this Lease (including utilities and other services specially or separately billed or supplied to Tenant) and which Landlord may be required to pay or collect under any Laws now in effect or hereafter enacted.

26.12       Dispute Resolution. Should controversies or disputes exist or come into existence at a future time during the term of this Agreement and the parties be unable to agree as to a resolution, then the parties hereto agree to submit such matters to non-binding mediation administered by a mutually agreed upon mediation service. If no resolution shall be obtained within thirty (30) days after submission of such issue to mediation, any such controversy or dispute, shall be settled by final, binding arbitration, in Tulsa, Oklahoma, administered by the American Arbitration Association in accordance with its rules. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and expenses. Costs and expenses shall mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses, such as copying and telephone, witness fees, and attorneys’ fees. The consideration of the parties to be bound by arbitration is not only the waiver of trial by jury, but also the waiver of any rights to appeal the arbitration filing. Notwithstanding the foregoing, nothing herein shall be deemed a waiver of the sovereign immunity of either the Muscogee (Creek) Nation or Landlord in any court, whether for the enforcement of an arbitration award or otherwise, EXCEPT AS FOLLOWS: Landlord agrees to a limited waiver of sovereign immunity for the sole and express purpose of arbitrating disputes related to Landlord’s obligations and responsibilities under this Agreement brought by Tenant. This limited waiver shall not be construed to benefit any third party. Enforcement of any arbitration award shall occur first in the courts of the Muscogee Creek Nation. If the Courts of the Muscogee Creek Nation determine they lack jurisdiction to enforce the arbitration award, then Landlord agrees to consent to jurisdiction in the United States District Court for the Northern District of Oklahoma. Any recovery against Landlord shall be limited to actual damages only, and shall not include consequential or punitive damages.”

26.13       Governing Law: This Agreement has been delivered and accepted within the jurisdiction of the Muscogee (Creek) Nation, shall be deemed a contract made under the laws of the Muscogee (Creek) Nation, and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the Muscogee (Creek) Nation. This agreement shall be performed within, governed by, and construed in accordance with the laws of the Muscogee (Creek) Nation, without regard to any conflicts of laws, rule or principle that might refer governance or construction of this transaction to the laws of another jurisdiction. Jurisdiction and Venue for any action hereunder shall be proper only in the tribal courts of the Muscogee (Creek) Nation. Except as may be explicitly provided herein to the contrary, nothing in this agreement shall constitute any waiver of sovereign rights or immunities by either Onefire Holdings, LLC, or the Muscogee (Creek) Nation.

26.14       Entire Understanding. This Lease sets forth all the agreements and understandings between Landlord and Tenant and there are no agreements or understandings, either oral or written, between them other than as are herein set forth. No amendment or change to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both of them.

26.15       Terms; Severability. As used in this Lease, any list of one or more items preceded by the word “including” shall not be deemed limited to the stated items but shall be deemed without limitation. If any provision of this Lease is or becomes illegal or unenforceable because of current or future Laws effective during the Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby so long as such law does not prohibit Landlord from leasing the Premises to Tenant for the Permitted Use.

26.16       Attorneys’ Fees. If either party brings an arbitration action to enforce or declare rights under this Lease, the prevailing party in the action, including any appeal, shall be entitled to reasonable attorneys’ fees to be paid by the losing party as fixed by the court in the same or separate proceeding.

26.17       Receipt of Payment is No Waiver. The receipt by Landlord of full or partial Rent with knowledge of a breach of this Lease shall not be deemed a waiver of such breach. No payment of a lesser amount than the Rent due Landlord shall be deemed to be other than on account of the Rent and Landlord may accept payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease, notwithstanding any endorsement or statement accompanying the payment to the contrary.

26.18       Headings. The titles of Articles, paragraphs and sections set forth in this Lease are intended for ease of reference only, and shall have no force or effect in the interpretation of this Lease.

26.19       Waiver. The failure of Landlord or Tenant to insist upon strict performance of any of the terms, conditions, or covenants of this Lease shall not be deemed a waiver of any rights or remedies that such party may have, unless such waiver shall be in writing and signed by the party against whom charged, but in no event shall such failure be deemed a waiver of any such or any subsequent breach or default of the terms, conditions, or covenants of this Lease.

26.20       Binding Effect. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to Section 29.03, this Lease shall bind the parties, their principals and agents, their personal representatives, successors and assigns.

26.21       Multiple Parties. If more than one person or entity is named as either Landlord or Tenant here in, except as otherwise expressly provided herein, the obligations of the Landlord or Tenant here in shall be the joint and several responsibility of all persons or entities named here in as such Landlord or Tenant, respectively.

26.22       Multiple Counterparts. The Parties may execute this Lease in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile or by email in pdf format is as effective as executing and delivering this Lease in the presence of the other Parties to this Lease. This Lease is effective upon delivery of one executed counterpart from each Party to the other Party. In proving this Lease, a Party must produce or account only for the executed counterpart of the Party to be charged.

26.23       Exhibits. Exhibits A, B, C, D, D1, and E are attached to this Lease and are made a part hereof.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL, NO REPRESENTATION OR RECOMMENDATION IS MADE AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION RELATING THERETO; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR LEGAL COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS ISSUE.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first above written.

LANDLORD:	TENANT:

Onefire Holding Company, LLC, an independent business enterprise of the Muscogee (Creek) Nation, for and as agent on behalf of the Muscogee (Creek) Nation	GolfSuites Tulsa, LLC, an Oklahoma limited liability company

DocuSigned by:

/s/ Gerald D. Ellenburg
Gerald D. Ellenburg, Manager
DocuSigned by:

/s/ Elijah McIntosh
Elijah McIntosh, Chief Executive Officer
DocuSigned by:

/s/ Nicholas V. Flanagan
Nicholas V. Flanagan, Manager

EXHIBIT A"

SURVEY OF PREMISES

LEGAL EXHIBIT "A"

Page 1 of 3

N
Scale: 1"=200'
0
100
200
400

R 13 E
EAST 91ST STREET SOUTH
SOUTH PEORIA AVENUE
SOUTH LEWIS AVENUE
T
18
N
UNP
HOLLIS MARTIN
UNPLATTED
ROLLING MEADOWS
UNPLATTED
TULSA COUNTY LEVEE
ARKANSAS RIVER
NATION RESUB BLOCK 1
RIVER OAKS AMND.
NATION ADDITION
MIDLAND VALLEY R.R.
UNPLATTED
19
ORIGINAL TOWN JENKS
EAST LAWN
RIVER VIEW
PILGRAM PLACE AMD.
JEFFRIES
SANCO
SANCO 3RD AMENDED
SANCO 2ND
SANCO 4TH
GIBSON
UNPLATTED
EAST 101ST STREET SOUTH

Location Map

NOT TO SCALE

N59°06'39"E
155.33'
S58°28'53"E
184.57'
1_2
Riverwalk Crossing II
N27°00'05"W
506.02'
Lease Area
(±5.79 Acres)
S36°00'44"E
537.65'
Point of Commencement
(SW Corner of Gov't Lot 1)
(NW Corner of Lot 1, Block 1, Riverwalk Crossing)
Point of Beginning
384.84'
S89°52'55"E
South Line of Gov't Lot 1
North Line of Gov't Lot 4
1_1
Riverwalk Crossing
S36°00'44"E
178.90'
N27°00'05"W
367.16'
364.06'
S60°04'10"W

FILE: 150310LG

Notes

1. THE BEARING BASE FOR THIS EXHIBIT IS BASED ON THE SOUTH LINE OF GOVERNMENT LOT 1 OF SECTION 19 T-18-N, R-13-E AS S89°52'55"E.
2. SEE EXHIBIT "A" PAGE 2 FOR LEGAL DESCRIPTION AND SURVEYOR'S CERTIFICATE.

BENNETT SURVEYING, INC.
P.O. BOX 848, CHOUTEAU, OK 74337
PHONE: (918) 476-7484 FAX: (918) 476-7485
C.A. NO.: 4502 EXP. DATE: 6/30/16

BENNETT
SURVEYING, INC.

EXHIBIT "A" LEGAL DESCRIPTION

A TRACT OF LAND BEING PART OF LOT 1, BLOCK 1 OF RIVERWALK CROSSING AND PART OF LOT 2, BLOCK 1 OF RIVERWALK CROSSING II ACCORDING TO THE RECORDED PLATS THEREOF AND ALSO BEING IN GOVERNMENT LOTS 1 AND 4, SECTION 19, TOWNSHIP 18 NORTH, RANGE 13 EAST OF THE INDIAN BASE AND MERIDIAN, TULSA COUNTY, STATE OF OKLAHOMA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS TO-WIT:
COMMENCING AT THE NORTHWEST CORNER OF LOT ONE (1), BLOCK ONE (1) OF RIVERWALK CROSSING; THENCE S89°52'55"E AND ALONG THE NORTH LINE OF SAID GOVERNMENT LOT 4 AND THE NORTH LINE OF LOT 1, BLOCK 1 OF RIVERWALK CROSSING FOR A DISTANCE OF 384.84 FEET TO THE **POINT OF BEGINNING**; THENCE N27°00'05"W FOR A DISTANCE OF 506.02 FEET; THENCE N59°06'39"E FOR A DISTANCE OF 155.33 FEET; THENCE S58°28'53"E FOR A DISTANCE OF 184.57 FEET; THENCE S36°00'44"E FOR A DISTANCE OF 537.65 FEET TO THE NORTH LINE OF SAID GOVERNMENT LOT 4 AND THE NORTH LINE OF LOT 1, BLOCK 1 OF RIVERWALK CROSSING; THENCE S36°00'44"E FOR A DISTANCE OF 178.90 FEET; THENCE S60°04'10"W FOR A DISTANCE OF 364.06 FEET; THENCE N27°00'05"W FOR A DISTANCE OF 367.16 FEET TO THE **POINT OF BEGINNING**. SAID TRACT CONTAINS 252,144.82 SQUARE FEET OR 5.79 ACRES, MORE OR LESS.

LEGAL DESCRIPTION WAS PREPARED ON FEBRUARY 16, 2015 BY CLIFF BENNETT, PLS #1815 WITH THE BEARINGS BASED ON ALONG THE NORTH LINE OF SAID GOVERNMENT LOT 4 AND THE NORTH LINE OF LOT 1, BLOCK 1 OF RIVERWALK CROSSING AS BEING S89°52'55"E.

SURVEYOR'S CERTIFICATE

I, CLIFF BENNETT OF BENNETT SURVEYING, INC., CERTIFY THAT THE LEGAL DESCRIPTION HEREON CLOSES IN ACCORDANCE WITH CURRENT TOLERANCES AND IS A TRUE REPRESENTATION OF THE REAL PROPERTY DESCRIBED, AND THAT THE SURVEY OF THE REAL PROPERTY MEETS THE MINIMUM TECHNICAL STANDARDS AS ADOPTED BY THE BOARD OF REGISTRATION FOR PROFESSIONAL ENGINEERS AND LAND SURVEYORS FOR THE STATE OF OKLAHOMA.

WITNESS MY HAND AND SEAL THIS 16TH DAY OF FEBRUARY, 2015.

Cliff Bennett

REGISTERED PROFESSIONAL LAND SURVEYOR
CLIFF
BENNETT
1815
OKLAHOMA

CLIFF BENNETT, PLS
OKLAHOMA NO.1815
CERT. OF AUTH. NO. 4502
EXP. DATE JUNE 30, 2016

FILE: 150310LG

PAGE 2 OF 2

EXHIBIT “A” CLOSURE REPORT

North: 380639.5158’ East: 2571384.5453’

Course: N27°00’05”W Length: 506.02’
North: 381090.3773’ East: 2571154.8061’
Course: N59°06’39”E Length: 155.33’
North: 381170.1205’ East: 2571288.1044’
Course: S58°28’53”E Length: 184.57’
North: 381073.6318’ East: 2571445.4449’
Course: S36°00’44”E Length: 537.65’
North: 380638.7313’ East: 2571761.5604’
Course: S36°00’44”E Length: 178.90’
North: 380494.0206’ East: 2571866.7461’
Course: S60°04’10”W Length: 364.06’
North: 380312.3728’ East: 2571551.2405’
Course: N27°00’05”W Length: 367.16’

North: 380639.5107’ East: 2571384.5454’

Perimeter: 2293.69’         Area: 5.79acres

Error Closure:    0.0050         Course: S00°33’47”E

Error North:    -0.00505         East: 0.00005

Bennett Surveying, Inc.

PO Box 848

Chouteau, OK 74337

918-476-7484

EXHIBIT "B'
SITE PLAN

EXHIBIT “C”

RULES AND REGULATION FOR THE RIVERWALK CROSSING

Tenant agrees to the establishment of, and shall abide by, the following rules and regulations, as the same may be amended, modified or supplemented from time to time pursuant to the Lease:

1.       Sidewalks, entrances, passages, courts, elevators, vestibules, stairways and stairwells, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress without the prior written consent of the Landlord or its representative.

2.       Windows, sashes, glass doors, lights and skylights that reflect or admit light into the halls or other public places of the Building shall not be covered or obstructed. Plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. The expense of any breakage, stoppage or damage resulting from violation of this rule shall be borne by the tenant who has caused such breakage, stoppage or damage.

3.       No sign, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of any building located on the Riverwalk Crossing such that it can be seen from the outside of its Premises without the prior written consent of Landlord, which approval shall not be unreasonably withheld. In the event of a violation of the foregoing by any tenant, Landlord may remove the same without any liability and may charge the expense incurred in such removal as Additional Rent to the tenant violating this rule.

4.       Except as permitted by Landlord, no tenant or those having business with any tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of any building located on the Riverwalk Crossing or neighboring buildings whether by use of any musical instrument, radio, phonograph, unusual noise, or in any other way. Tenant, its employees or visitors shall not throw substances of any kind out of the windows or doors, or down the passages of the Building, or sit, or place anything upon the window sills, or bring into or keep within the Buildings or any building any animal (except for a service animal), motorcycle or other vehicle.

5.       No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises or the Building or any building located on the Riverwalk Crossing by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Tenant receives the prior written consent of Landlord. Each tenant must, upon the termination or expiration of its tenancy, give Landlord all key cards, access codes, keys of stores, storerooms, offices, toilet rooms and locked facilities, either furnished to, or otherwise procured by, such tenant. In the event of the loss of such keys, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by any lost key if Landlord shall deem it necessary to make such change.

6.       The Premises and the Riverwalk Crossing shall not be used for manufacturing, except for normal restaurant food and beverage production, or for the storage of merchandise except as such storage may be incidental to the Permitted Use of the Premises. The Premises shall not be used for lodging or sleeping or for any illegal purposes. No tenant, or any of tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises or the Riverwalk Crossing any flammable, combustible or explosive fluid, chemical or substance.

7.       All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during hours which Landlord may determine from time to time. The moving of safes, furniture, or other fixtures or bulky matter of any kind cannot be made without previous notice to Landlord and without Landlord’s supervision. The persons employed by a tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building or any building and to exclude from the Building or any building items which violate any of these rules and regulations or the Lease. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight. There shall not be used in any space or in the public halls of the Building or any building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. Any of the foregoing notwithstanding, Landlord shall not be responsible for any loss of or damage to any safe or other property from any cause and any damage done to the Building or any building by moving or maintaining such safe or other property shall be repaired at the expense of tenant.

8.       No awning or other projection shall be attached to the outside wall of the Building or any building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Draperies or other window coverings furnished each window, whether or not furnished by Landlord, and any additional window coverings desired by tenant, shall be put up at tenant’s expense and must be of such uniform shape, color, material and make as may be prescribed by Landlord.

9.       Except for Landlord’s gross negligence or misconduct, Landlord shall not be responsible to any tenant for any loss of property from the leased Premises however occurring.

10.       Landlord reserves the right to control access to the Building by all persons after normal operating hours and legal holidays. Tenant, its employees or agents must be sure that the doors to its Building are securely closed and locked when leaving after the normal business operating hours. Any tenant, its employees or agents or any other persons entering or leaving the Buildings at any time when locked, or any time when it is considered to be after normal business operating hours, may be required to sign a building register. After normal business hours, access to the Building may be refused unless the person seeking access is known to the Landlord or unless the person seeking access has proper identification or unless the person seeking access has previously arranged pass for access to the Building. Landlord and its agents shall in no case be liable for any error with regard to the admission to or exclusion from the Building of any such person. In case of invasion, mob riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Riverwalk Crossing during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

11.       No physician, surgeon, dentist, attorney, or other professional tenant shall advertise in any manner prohibited by the code of ethics or the recognized association for such tenant’s profession.

12.       The requirements of tenants will be attended to only upon application to Landlord. Employees of Landlord or of contractors or agents retained by Landlord shall not perform any work or do anything outside of their regular duties except under the special instructions of Landlord.

13.       Tenant shall not use any method of heating or air conditioning other than what is supplied by the rooftop HVAC units without Landlord’s prior written consent.

14.       Tenant shall not waste electricity, water or utilities in the common areas and agrees to cooperate fully with Landlord to assure the most effective and efficient operation of the Building’s common areas. Tenant shall refrain from attempting to adjust any controls.

15.       Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

16.       Tenant assumes any and all responsibility for protecting its Premises from the theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises secured.

17.       Landlord shall have the right, but not the obligation, to control access to the Building at all times by messenger and delivery personnel, including, without limitation, the right to refuse access unless tenant is available to accept delivery. In no event shall Landlord or Landlord’s agents accept any delivery on behalf of Tenant unless Landlord has consented to the same and arrangements satisfactory to Landlord have been made in advance. Landlord and its agents shall in no case be liable for damages arising from the admission to or exclusion from the Building of any messenger or delivery personnel or arising from any acceptance of delivery on behalf of Tenant.

18.       Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, cleanliness, and preservation of good order at the Riverwalk Crossing.

19.       In the event of any conflict between the provisions of these Rules and Regulations and the provisions of the other portions of the Lease, the provisions of the Lease shall control.

EXHIBIT “D”

TENANT’S CERTIFICATE

This TENANT’S CERTIFICATE is made as of                                , 20       by                                        a(n)                                                           (“Tenant”) in connection with that certain Lease with an Effective Date of                                , 20      by and between Tenant and                                     (“Landlord”) for premises located within the building commonly known as                                   (the “Premises”). Defined terms used herein, as signified by initial capital letters, shall have the meaning set forth in the Lease.

Tenant hereby certifies:

1.       Tenant entered into possession and occupancy of the Premises on                                         , 20       .

2.       The Commencement Date is                                          , 20       .

3.       The Initial Term commenced on   , 20   and is scheduled to expire on                                        , 20       .

4.       No Rent has been paid in advance, except that Base Rent for the month(s) of                                         , 20       has been paid.

5.       All conditions to be performed by Landlord of this date have been satisfied and Tenant has no claim or right of offset under the Lease.

6.       Tenant represents and warrants that it has full power and lawful authority to enter into, execute and deliver this Certificate, and that the person or persons signing on its behalf has been duly authorized to do so.

TENANT:

GolfSuites Tulsa, LLC, an Oklahoma limited liability company

Nicholas V. Flanagan, Manager

EXHIBIT “D1”

LANDLORD’S CERTIFICATE

This LANDLORD’S CERTIFICATE is made as of                         , 20      by                                                 a(n)                                                           (“Landlord”) in connection with that certain Lease with an Effective Date of                            , 20        by and between Tenant and                                  (“Landlord”) for premises located within the regional development located in Jenks, Oklahoma and commonly known as the Riverwalk Crossing (the “Premises”). Defined terms used herein, as signified by initial capital letters, shall have the meaning set forth in the Lease.

Landlord hereby certifies:

7.       Tenant entered into possession and occupancy of the Premises on                               , 20      .

8.       The Commencement Date is                                 , 20      .

9.       The Initial Term commenced on   , 20   and is scheduled to expire on                                 , 20     .

10.       No Rent has been paid in advance, except that Base Rent for the month(s) of                                , 20       has been paid.

11.       All conditions to be performed by Tenant of this date have been satisfied and Landlord has no claim of default under the Lease.

12.       Landlord has sent no notices of default to Tenant under the Lease which have not been cured as of the date hereof.

13.       Landlord represents and warrants that it has agreed to fully subordinate its interest in any personal property or tenant fixtures maintained on the Premises by Tenant.

14.       Landlord represents and warrants that it has full power and lawful authority to enter into, execute and deliver this Certificate, and that the person or persons signing on its behalf has been duly authorized to do so.

LANDLORD:

Onefire Holding Company, LLC, an independent business enterprise of the Muscogee (Creek) Nation, for and as agent on behalf of the Muscogee (Creek) Nation

Elijah McIntosh, Chief Executive Officer

Exhibit “E”

Landlord Disclosures

Facility Deficiencies – 600 Riverwalk Terrace

Landlord herein represents that the following issues are known only to the extent they are described, and that this knowledge was gained through involvement by the Property Management team (i) during the construction warranty period, (ii) via coordinated efforts to troubleshoot issues with FlyingTee staff and/or contractors, or (iii) by virtue of annual life safety system inspections coordinated by the Landlord and the Property Management team. Landlord also herein states that maintenance and facility management of the Premises located at 600 Riverwalk Terrace has been the sole responsibility of the Tenant of said Premises since substantial completion of the construction of said Premises.

HVAC – Landlord has coordinated with more than one contractor over the past 3 years to identify issues relating to the poor performance of the collective HVAC system serving the Premises. Each inspection by competent HVAC service technicians has uncovered issues related to the design and installation of the Roof Top Units during the construction of the facility. The AAON units on the roof were salvaged from the movie theater that was demolished to make way for the construction of the current 600 Riverwalk building. These units were underserviced during their life at Riverwalk Movies, and were roughly 8 years old when installed at FlyingTee. A value-engineering decision made early in the construction process saw these units come into play at FlyingTee.

It is known that there are issues in the effectiveness and efficiency of the overall system, that the kitchen areas require supplemental units to stay cool, that the building is under-pressurized (meaning that more air is exhausted from the building’s equipment than is brought in), and that there may still be lingering installation-related issues effecting all of these issues. The updated status of these problems is not known by the Landlord or its representatives due to the fact that FlyingTee has hired their own service providers to maintain and repair these systems.

Envelope and Pipe-Freezing – Freezing of domestic water piping occurred the first two winters after FlyingTee was constructed. Damage to pipes and lines occurred both times and parts of the building were lightly-flooded due to the pipes breaking. Due to the location of the breaks the first year it was believed to be an insufficiency of insulation in walls fully exposed to the outdoors. Both were related to hose-bib lines in the walls of the hitting bays. Shut-off valves were installed in these lines so that they could be closed and drained seasonally. The second year saw breaks in areas that were exterior walls, but were conditioned on one side. This led to a deeper investigation involving the General Contractor that built the building (Timberlake Construction), as well as their framing and finishing Sub-Contractor (Southwest Drywall) that located sections of the north-facing exterior wall that had not been insulated, fully-enclosed, or sealed where the wall met the above-floor decking. The locations were located and repairs were made to keep this from happening again. To our knowledge, this is no longer an issue. There are lines at the outdoor bars, hose locations, irrigation, and misting systems that must be closed and drained seasonally to prevent freeze-damage.